Exhibit 10.13

GALLERIA CORPORATE CENTRE

LEASE

between

JEMB SCOTTSDALE LLC

as “Landlord”

and

YELP! INC.

as “Tenant”

	7.1	Landlord’s Consent Required	16
	7.2	Tenant’s Submittals	17
	7.3	Completion of Alterations and Permitted Alterations	18
	7.4	No Liens	18
	7.5	Indemnification	18

8.	MAINTENANCE AND REPAIRS		18

	8.1	Landlord’s Maintenance	18
	8.2	Tenant’s Maintenance	19

9.	SERVICES PROVIDED BY LANDLORD		19

	9.1	Description of Services	19
	9.2	Payment for Excess Utilities and Services	19
	9.3	Interruption of Services	20

10.	INSURANCE; INDEMNIFICATION		21

	10.1	Tenant’s Insurance Obligations	21
		(a) Liability Insurance	21
		(b) Property Insurance	21
		(c) Other Insurance	21
		(d) Miscellaneous Insurance Provisions	21
		(e) Tenant’s Waiver and Release of Claims and Subrogation	21
	10.2	Landlord’s Insurance Obligations	22
		(a) Property Insurance	22
		(b) Liability Insurance	22
		(c) Landlord’s Waiver and Release of Claims and Subrogation	22
	10.3	Tenant’s Indemnification of Landlord	22
	10.4	Tenant’s Waiver	22
	10.5	Tenant’s Failure to Insure	23
	10.6	Landlord’s Indemnification of Tenant	23

11.	DAMAGE BY FIRE OR OTHER CASUALTY		23

	11.1	Landlord’s Duty to Repair	23
	11.2	Landlord’s Right to Terminate	23
	11.3	Tenant’s Right to Terminate	24
	11.4	Exclusive Casualty Remedy	24

12.	CONDEMNATION		24

	12.1	Definitions	24
	12.2	Effect of Taking on Lease	24
	12.3	Restoration	25
	12.4	Abatement and Reduction of Rent	25
	12.5	Awards	25
	12.6	Exclusive Taking Remedy	25

13.	ASSIGNMENT AND SUBLETTING		26

	13.1	Landlord’s Consent Required	26
	13.2	Landlord’s Consent Standards	26
	13.3	Excess Consideration	27
	13.4	No Release Of Tenant	27
	13.5	Landlord’s Recapture Right	27

	13.6	Landlord’s Leaseback Right	27
	13.7	Assignment of Sublease Rents	27

14.	DEFAULTS; REMEDIES		28

	14.1	Events of Default	28
	14.2	Remedies	28
	14.3	Waiver and Release	30
	14.4	No Waiver	30
	14.5	Landlord’s Default	30

15.	SURRENDER AND HOLDING OVER		30

	15.1	Surrender	30
	15.2	Holding Over	31

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES		31

	16.1	Subordination; Attornment	31
	16.2	Mortgagee Protection	32
	16.3	Estoppel Certificates	32

17.	MISCELLANEOUS PROVISIONS		32

	17.1	Storage Space	32
	17.2	Parking	33
	17.3	Expanded Development	33
	17.4	Signs	33
	17.5	First Right of Offer	34
	17.6	Building Antenna/Microwave Dishes	34
	17.7	Access	35
	17.8	Tenant’s Security System	35
	17.9	Restricted Tenants	35
	17.10	Notices	36
	17.11	Financial Statements	36
	17.12	Quiet Possession	36
	17.13	Security Measures	36
	17.14	Force Majeure	36
	17.15	Rules and Regulations	37
	17.16	Limitation on Landlord’s Liability	37
	17.17	Consents and Approvals	37
	17.18	Brokers	37
	17.19	Entire Agreement; Amendment	37
	17.20	Authority	38
	17.21	Successors	38
	17.22	Captions	38
	17.23	No Joint Venture	38
	17.24	Severability	38
	17.25	Survival	38
	17.26	Governing Law	38
	17.27	Time is of the Essence	38
	17.28	Joint and Several Liability	38
	17.29	Provisions are Covenants and Conditions	38
	17.30	Management	38
	17.31	No Recording	39
	17.32	Nondisclosure of Lease Terms	39
	17.33	Construction of Lease and Terms	39

	17.34	No Press Release	39

18.	INITIAL IMPROVEMENTS		C-1

	18.1	Tenant Improvements	C-1
	18.2	Space Plan	C-1
	18.3	Construction Drawings and_Specifications	C-1
	18.4	Tenant’s Representative	C-1
	18.5	Punch List	C-2
	18.6	Floor Core Drilling Penetrations	C-2
	18.7	Tenant’s Noise Suppression System	C-2

Exhibits

EXHIBIT A FLOOR PLAN
EXHIBIT B LEGAL DESCRIPTION OF THE LAND
EXHIBIT C TENANT IMPROVEMENT RIDER
EXHIBIT D BUILDING RULES
EXHIBIT E SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT F LOCATION AND SPECIFICATIONS OF TENANT’S EXTERIOR BUILDING SIGNAGE

INDEX OF DEFINED TERMS

Additional Rent	7
Affiliate	28
Alterations	17
Award	24
Base Rent	7
BOMA	3
Brokers	37
Building	3
Building Rules	37
Building Systems	12
Business Days	19
Business Hours	10
Claims	16
Commencement Date	4
Common Area	12
Comparable Buildings	5
Condemning Authority	24
Construction Drawings and Specifications	C-1
Early Termination Date	7
Early Termination Payment	7
Early Termination Period	6
Encumbrances	8
Environmental Losses	15
Environmental Requirements	15
Event of Default	28
Exercise Notice	5
Exercise Period	5
Existing Suite 200 Lease	34
Expiration Date	4
Fair Market Base Rent	5
First Right	34
First Right Space	34
Force Majeure	36
General Manager	10
Hazardous Materials	15
HVAC	12
Interest Rate	8
Landlord Parties	16
Landlord’s Notice	C-1
Laws	12
Lease	1
Leasing Costs	7
Managing Agent	10
Mortgagee	32
Mortgages	31
Noise Suppression System Allowance	C-2

Operating Costs	8
Option Base Rent	5
Option Term	4
Outside Agreement Date	5
Parking Facilities	3
Permitted Alterations	17
Permitted Hazardous Materials	15
Premises	3
Project	3
Proposed Transferee	26
Publicity	39
Re-entry Costs	29
Rent	7
Rent Commencement Date	7
Rent Tax	11
Representatives	15
Restricted Tenant’s Clause	35
Security Deposit	8
Service Failure	20
SNDA Agreement	31
Space Plan	C-1
Structural Alterations	17
Sublease Profits	27
Subleasing Costs	27
Substantial Completion	C-1
Substantially Complete	C-1
Substantially Completed	C-1
Taking	24
Taking Date	24
Taxes	9
Telecommunications Equipment	34
Temporary Premises	3
Tenant Delay	4
Tenant Improvement Rider	4
Tenant Improvements	16
Tenant’s Noise Suppression System	C-2
Tenant’s Share of Excess Operating Costs	8
Tenant’s Share of Excess Taxes	8
Term	4
Termination Date	4
Tl Termination Notice	C-1
Transfer	26
Transferee	27
Utility Lines	14
Visitors	15

LEASE

THIS LEASE (the “Lease”) is made as of the Lease Date set forth in the Basic Terms, by and between Landlord and Tenant. Landlord and Tenant hereby agree as follows:

1.	BASIC TERMS.

Lease Date:	January 2, 2010

Landlord:	JEMB Scottsdale LLC, a Delaware limited liability company

Tenant:	Yelp! Inc., a Delaware corporation

Project:	Galleria Corporate Centre

Building Address:	4343 North Scottsdale Road Scottsdale, Arizona 85251

Premises:	Floor: Second

Suite Number: 220 (consisting of 28,574 rentable square feet of floor area)

Term:	Sixty-nine (69) full calendar months (plus any partial month at the beginning of the Term), together with one (1) five (5) year option to extend pursuant to Section 3.3 below.

Commencement Date:	April 30, 2010 (see Section 3.1 of this Lease)

Expiration Date:	The last day of the sixty-ninth (69th) full calendar month in the Term

Base Rent:

Months	Annual Basic Rent	Monthly Installments

01-24	$403,607.75	$33,633.98

25-33	$671,489.00	$55,957.42

34-49	$714,350.00	$59,529.17

50-69	$742,924.00	$61,910.33

Annual Operating Cost Expense Stop:	Base Year 2010

Annual Tax Expense Stop:	Base Year 2010

Tenant’s Share:	9.64%

Security Deposit:	$61,910.33

Business Hours:	7:00 a.m. to 6:00 p.m. on Monday – Friday 8:00 a.m. to noon on Saturdays

Landlord’s Address for Payment of Rent:	JEMB Scottsdale LLC P.O. Box 8000, Department 411 Buffalo, NY 14267

With respect to wire transfer payment:

Beneficiary:	JEMB Scottsdale LLC
Account:	889-072-8382
ABA:	022-000-046
Bank:	M&T Bank 350 Park Avenue New York, NY 10022

or as directed by Landlord’s Mortgagee in writing from time to time with at least sixty (60) days’ prior written notice. Payments of Rent shall continue in compliance with the most recent such notification until sixty (60) days after the date that Landlord’s then-current Mortgagee directs otherwise, in writing.

Landlord’s Address for Notices:	JEMB Scottsdale LLC 4343 North Scottsdale Road, Suite 130 Scottsdale, Arizona 85251-3221 Attn: General Manager Phone: (480) 874-4758 Fax: (480) 874-6759

With a copy to:

JEMB Realty Corp. 150 Broadway, Room 800 New York, New York 10038 Attn: Mr. Joseph L. Jerome Phone: (212) 608-5100 Fax: (212) 842-5704

With a copy to:

Gallagher & Kennedy, P.A. 2575 East Camelback Road Phoenix, Arizona 85016 Attn: Alexander L. Broadfoot, Esq. Phone: (602) 530-8000 Fax: (602) 530-8500

Tenant’s Address for Notices:	Yelp! Inc. 706 Mission Street San Francisco, California 94103 Attn: Vlado Herman

Broker(s):	CB Richard Ellis, Inc.

Landlord’s Managing Agent	JEMB Realty

Landlord’s General Manager:	Mr. Joseph Collura

The Basic Terms set forth above constitute a part of the Lease. In the event of any conflict between any provision in the Basic Terms and any provision of the Lease, the provisions of the Lease shall control.

2.	PREMISES; TEMPORARY PREMISES.

2.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the premises described in the Basic Terms as the Premises (the “Premises”), in the building located at the address specified in the Basic Terms. The Premises has been measured substantially in accordance with ANSI/BOMA Z65.1-1996, as published by the Building Owners and Managers Association International (a/k/a “BOMA”), applying a 13.6% load factor. Landlord and Tenant agree that, for all purposes of this Lease, the rentable areas of the Premises shall be as specified in the Basic Terms. The configuration and location of the Premises is shown on Exhibit A. For purposes of this Lease, the “Building” shall mean the building in which the Premises is located at the address specified in the Basic Terms, together with the parking facilities serving the Project (as hereinafter defined), which parking facilities include the existing parking garage located below, and the existing parking structure located within, the Project, and which parking facilities may include (in Landlord’s sole and absolute discretion) a future surface parking area located adjacent to the building in which the Premises is located if and when Landlord elects (in Landlord’s sole and absolute discretion) to construct any such surface parking area (collectively, the “Parking Facilities”). The Building (including, without limitation, the Parking Facilities), the parcel(s) of land on which the Building (including, without limitation, the Parking Facilities) is situated (which parcel(s) of land are legally described on Exhibit B attached hereto and incorporated herein), and the retail building located to the south of the Building, together constitute the Project identified in the Basic Terms (the “Project”).

2.2 Temporary Premises. Notwithstanding anything to the contrary contained in this Lease, from and after the Lease Date set forth in the Basic Terms, Landlord shall provide to Tenant approximately 10,858 rentable square feet of temporary space located in Suite 355 on the third floor of the Building (the “Temporary Premises”), including the right to use the existing furniture and cubicles in said Temporary Premises. Tenant’s occupancy of the Temporary Premises shall be on the terms and conditions of this Lease as though the Temporary Premises were the “Premises” hereunder, except that Tenant shall have no obligation to pay Rent for the Temporary Premises (except as expressly provided in the following paragraph) and Landlord shall have no obligation to construct tenant improvements or any other alterations in the Temporary Premises, Tenant hereby acknowledging and agreeing that Tenant accepts the Temporary Premises in an “AS IS - WHERE IS” condition.

If the Lease is not terminated in accordance with Section 18.1 of Exhibit C attached hereto and incorporated herein, Tenant shall be entitled to occupy the Temporary Premises from and after the Lease Date until the date that is fourteen (14) days after the date on which a certificate of occupancy (or equivalent governmental approval) is issued for the Premises. The foregoing notwithstanding, if the Lease is terminated in accordance with Section 18.1 of Exhibit C. Tenant shall be entitled to occupy the Temporary Premises for a period of one hundred twenty (120) days from and after the date of the Tl Termination Notice (as defined in Section 18.1 of Exhibit C) at an annual Base Rent of Fourteen and No/100ths Dollars ($14.00) per square foot for the Temporary Premises (or a monthly Base Rent of Twelve Thousand Six Hundred Sixty-Seven and 67/100ths Dollars ($12,667.67) for such period of Tenant’s occupancy of the Temporary Premises). The surrender and hold over provisions of Article 15 of this Lease will in all events apply (as though the Temporary Premises were the “Premises” hereunder) upon the expiration of the aforementioned one hundred twenty (120) day period.

3.	TERM; POSSESSION.

3.1 Commencement and Expiration of the Term. The term of this Lease (the “Term”) shall commence on the Commencement Date and, unless sooner terminated or extended, shall expire on the Expiration Date set forth in the Basic Terms (the “Expiration Date”). For purposes hereof, the “Commencement Date” shall be the earlier of (a) the date on which Landlord tenders possession of the Premises to Tenant, with the Tenant Improvements therein Substantially Completed, as more specifically provided in the Tenant Improvement Rider attached hereto and incorporated herein as Exhibit C (the “Tenant Improvement Rider”), (b) in the event of any “Tenant Delay,” which shall mean any delay caused or contributed to by Tenant, including, without limitation, with respect to the Tenant Improvements, Tenant’s failure to timely prepare or approve a space plan for the Tenant Improvements, Tenant’s failure to timely prepare or approve construction drawings and specifications, and any delay from any revisions Tenant proposes to the approved construction drawings and specifications, the date on which Landlord would have Substantially Completed the Premises but for such Tenant Delay, or (c) the date Tenant commences business operations in the Premises. The parties anticipate that the Commencement Date will occur on or about the Commencement Date set forth in the Basic Terms; provided, however, that, except as expressly provided below, Landlord shall not be liable for any claims, damages or liabilities if the Tenant Improvements within the Premises are not Substantially Completed by the Commencement Date. If Landlord is unable to tender possession of the Substantially Completed Premises to Tenant on or before the Commencement Date for any reason, this Lease shall remain in full force and effect; provided, however, that unless the delay is a Tenant Delay, the Commencement Date will be extended by a period equal to the number of days of delay. When the Commencement Date and the Rent Commencement Date have been established, Landlord and Tenant shall, at Landlord’s request, confirm the Commencement Date, the Rent Commencement Date and Expiration Date in writing, it being acknowledged and agreed that Tenant’s failure to reasonably object to such dates or to execute the written instrument confirming such dates within ten (10) days of Landlord’s request therefor will constitute Tenant’s deemed approval of such dates as proposed by Landlord. Notwithstanding the provisions of this Section 3.1, if Substantial Completion of the Tenant Improvements does not occur on or before the date that is one hundred eighty (180) days following Landlord’s receipt of the final cost estimate for the Tenant Improvements and the parties have agreed upon the scope of the Tenant Improvements as contemplated under Section 18.1 below (as such date may be extended pursuant to the following provisions of this Section 3.1, the “Termination Date”), then Tenant may terminate this Lease by delivering written notice of termination to Landlord not later than ten (10) days after the Termination Date. If Tenant timely delivers such notice of termination, then this Lease will terminate and the parties will have no further rights or obligations hereunder, provided that if Substantial Completion of the Tenant Improvements occurs within ten (10) days after Landlord receives Tenant’s termination notice, then this Lease will remain in full force and effect. Any failure by Tenant to deliver such termination notice to Landlord on or before ten (10) days after the Termination Date will constitute a waiver of Tenant’s right to terminate this Lease pursuant to this Section 3.1, and this Lease will remain in full force and effect. The Termination Date will in all events be extended by reason of Tenant Delay or Force Majeure. Tenant’s rights under this Section 3.1 will be Tenant’s sole and exclusive rights and remedies against Landlord for any delay in achieving Substantial Completion of the Tenant Improvements.

3.2 Effect of Tenant’s Occupancy. Tenant’s occupancy of the Premises conclusively establishes that Landlord Substantially Completed the Tenant Improvements as required by this Lease in a manner satisfactory to Tenant, subject to completion of any punch-list items, if any. Tenant’s failure to strictly comply with any construction warranty, if any, with respect to any item included as part of the Premises constitutes Tenant’s waiver and release of any and all rights, benefits, claims or warranties available to Tenant under this Lease, at law or in equity in connection with each such item.

3.3 Option to Extend Initial Term. Landlord hereby grants Tenant one (1) option to extend the then current Term of this Lease for the entire Premises for a total period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that Tenant is not then in default under this Lease beyond applicable cure periods after Tenant’s receipt of written notice of such default. Upon the proper and timely exercise of such option to extend, and provided that, as of the end of the Term, Tenant is not in default under this Lease beyond applicable cure periods after Tenant’s receipt of written notice of such default, the Term shall be extended for the Option Term. The extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Base Rent and adjustment of the Base Year and other than the fact that there shall be no Landlord work or Tenant Improvements to be performed by Landlord within the Premises nor shall there be any obligation of Landlord to provide an allowance to Tenant for any improvements or alterations to be installed in the Premises. The Term of this Lease shall include the Option Term upon Tenant’s timely exercise of the option right contained herein.

(a) Option Base Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Base Rent”) shall be equal to ninety-five (95%) of the rate which takes into account all of the following terms and conditions (the “Fair Market Base Rent”) which for purposes hereof means the annual Base Rent, taking into account whether the then current market is using leases based on a base year, an expense stop, or triple net, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-concourse-level office space, and which comparable space is located in buildings of similar age, quality of construction and building specification as the Building and located in the greater Phoenix/Scottsdale, Arizona area (the “Comparable Buildings”); provided, however, that Option Base Rent shall in no event be less than annual Base Rent payable by Tenant during the last month of the initial Term. All other terms and conditions of this Lease shall apply throughout the Option Term; however, any obligation of Landlord to construct Tenant Improvements or provide an allowance shall not apply during the Option Term.

(b) Exercise of Option. The option contained in this Section 3.3 shall be exercised by Tenant, if at all, during the period (the “Exercise Period”) which commences sixteen (16) months and ends twelve (12) months prior to the expiration of the initial Term by delivering written notice (“Exercise Notice”) thereof to Landlord, time being of the essence of this provision. During the Exercise Period, the parties shall follow the procedure and the Fair Market Base Rent shall be determined as set forth in Section 3.3(c) below. Tenant’s failure to timely deliver the Exercise Notice during the Exercise Period shall be deemed to constitute Tenant’s waiver of its option to extend the initial Term hereunder.

(c) Determination of Option Base Rent. Within sixty (60) days of Tenant timely sending to Landlord the Exercise Notice, Landlord shall provide to Tenant Landlord’s initial determination of Fair Market Base Rent and Option Base Rent. If Landlord determines that Option Base Rent is equal to annual Base Rent payable by Tenant during the last month of the initial Term, Tenant shall have no right to object to this determination or to request arbitration to determine Fair Market Base Rent in accordance with Sections 3.3(c)(1) through 3.3(c)(6) below. In all other events, Tenant will be deemed to have accepted Landlord’s determination of Fair Market Base Rent and Option Base Rent unless Tenant, within thirty (30) days after receipt thereof, objects in writing to such determination (time being of the essence in providing Tenant’s objection hereunder). If Tenant timely and appropriately objects in writing to the Fair Market Base Rent initially determined by Landlord, Landlord and Tenant shall thereafter attempt to agree upon the Fair Market Base Rent, using good-faith efforts. If Landlord and Tenant fail to reach agreement by thirty (30) days following Tenant’s delivery of the exercise notice to Landlord (the “Outside Agreement Date”), each party shall submit to the other party a separate written determination of the Fair Market Base Rent within fifteen (15) days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 3.3(c)(1) through 3.3(c)(6) below. Failure of Tenant or Landlord to submit a written determination of the Fair Market Base Rent within such fifteen (15) day period shall conclusively be deemed to be the non-determining party’s approval of the Fair Market Base Rent submitted within such fifteen (15) day period by the other party.

(1) Landlord and Tenant Arbitrators. Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall have no ongoing business relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of space in the Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Base Rent is the closest to the actual Fair Market Base Rent as determined by the arbitrators, taking into account the requirements of Section 3.3(c). Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date, it being acknowledged and agreed that if either Landlord or Tenant fails to appoint an arbitrator within such thirty (30) day period, the arbitrator appointed by one of them shall reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Base Rent is the closest to the actual Fair Market Base Rent, and shall use the closest of Landlord’s or Tenant’s submitted Fair Market Base Rent as the Fair Market Base Rent for purposes of calculating the Option Base Rent, and shall notify Landlord and Tenant thereof, and such decision shall be binding on Landlord and Tenant.

(2) Arbitrators’ Decision. The two (2) arbitrators appointed by Landlord and Tenant pursuant to Section 3.3(c)(1) above shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator use good faith efforts to reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Base Rent is the closest to the actual Fair Market Base Rent, and shall use the closest of Landlord’s or Tenant’s submitted Fair Market Base Rent as the Fair Market Base Rent for purposes of calculating the Option Base Rent, and shall notify Landlord and Tenant thereof, and such decision shall be binding on Landlord and Tenant.

(3) Potential for Third Arbitrator. If, despite good faith efforts, the two (2) arbitrators appointed by Landlord and Tenant pursuant to Section 3.3(c)(1) above cannot reach agreement as to Fair Market Base Rent in accordance with Section 3.3(c)(2) above, then such arbitrators shall within ten (10) days of the date of the appointment of the last appointed arbitrator use good faith efforts to agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators. The third arbitrator so appointed shall within fifteen (15) days after her/his appointment reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Base Rent is the closest to the actual Fair Market Base Rent, and shall use the closest of Landlord’s or Tenant’s submitted Fair Market Base Rent as the Fair Market Base Rent for purposes of calculating the Option Base Rent, and shall notify Landlord and Tenant thereof, and such decision shall be binding on Landlord and Tenant.

(4) Potential for Judge-Appointed Third Arbitrator. If, despite good faith efforts, the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 3.3(c)(3) above, then either party may, upon at least five (5) days’ prior written notice to the other party, request the Judge of the Maricopa County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators. Following the appointment of the third arbitrator, the third arbitrator so appointed shall within fifteen (15) days after her/his appointment reach a decision as to whether Landlord’s or Tenant’s submitted Fair Market Base Rent is the closest to the actual Fair Market Base Rent, and shall use the closest of Landlord’s or Tenant’s submitted Fair Market Base Rent as the Fair Market Base Rent for purposes of calculating the Option Base Rent, and shall notify Landlord and Tenant thereof, and such decision shall be binding on Landlord and Tenant.

(5) Binding Decision. The decision of the two (2) arbitrators, or the third arbitrator (if applicable), shall be binding upon Landlord and Tenant.

(6) Arbitration Costs. If the determination of Fair Market Base Rent is made by arbitration under this Section 3.3, Tenant will pay all costs, fees and expenses of the initial arbitrator so appointed by Tenant and Landlord will pay all costs, fees and expenses of the initial arbitrator so appointed by Landlord. All costs, fees and expenses of any third arbitrator, if any, and any other costs of the arbitration proceeding contemplated hereunder, if any, shall be split equally between Tenant and Landlord.

3.4 Early Termination. Tenant may terminate the Lease at any time following the expiration of the forty-sixty (46th) month of the Term and prior to the expiration of the initial sixty-nine (69) month Term (the “Early Termination Period”), subject to and in accordance with the provisions of this Section 3.4. To exercise such early termination right, Tenant must (a) deliver written notice to Landlord that

Tenant desires to terminate the Lease within the Early Termination Period (the desired termination date to be included within such written notice and is hereinafter referred to as the “Early Termination Date”) at least twelve (12), but not more than fifteen (15), months prior to the proposed Early Termination Date; and (b) pay Landlord an Early Termination Payment (as defined below) concurrently with delivery of such notice. Tenant is not entitled to early termination if any Event of Default by Tenant exists either when Tenant delivers the exercise notice to Landlord or upon the Early Termination Date. As used in this Section 3.4, the “Early Termination Payment” means the unamortized balance of all tenant improvement and lease commission costs Landlord incurs or expends pursuant to this Lease, as well as rent concessions in the amount of Four Hundred Eighty-Two Thousand One Hundred Eighty-Six and 25/100ths Dollars ($482,186.25) provided to Tenant under this Lease (collectively, such costs being hereinafter referred to as the “Leasing Costs”). The calculation of the Early Termination Payment will be made by (a) taking the total of all Leasing Costs as of the Commencement Date, (b) fully amortizing such amount over the period commencing on the Commencement Date through and including the Expiration Date to establish a monthly payment therefor, and (c) calculating the remaining balance of such amortized amount as of the Early Termination Date. Such remaining principal balance is deemed to be the Early Termination Payment with respect to the Premises for purposes of this Section 3.4.

4.	RENT.

4.1 Base Rent. Tenant agrees to pay to Landlord, at the address for Rent payments set forth in the Basic Terms (as such address may be changed from time to time by written notice to Tenant), the “Base Rent” set forth in the Basic Terms, without prior notice or demand, beginning on the Rent Commencement Date and continuing on the first (1st) day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Rent Commencement Date. Base Rent for any partial month at the beginning of the Term shall be prorated based on the actual number of days in such month. For purposes hereof, the “Rent Commencement Date” means the earlier of (a) the Commencement Date; or (b) the date that Landlord’s obligations for construction of the Premises, if any, would have been Substantially Completed but for Tenant Delay.

4.2 Additional Rent. Article 5 of this Lease requires Tenant to pay certain “Additional Rent” pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 5.4 and 5.5 without deduction or offset and without Landlord’s previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 5.4 and 5.5 within fifteen (15) days after receiving Landlord’s invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner, as Tenant’s Base Rent payments.

4.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including, without limitation, Base Rent, Additional Rent, late charges and interest (collectively, “Rent”), shall constitute Rent and shall be payable and recoverable as Rent in the manner provided in this Lease. All Rent shall be paid without offset, recoupment or deduction, except as may otherwise be expressly provided in Sections 5.6, 5.7, 9.3, 11.1(b), 12.4 and/or 13.5 of this Lease (but only to the extent any such offset, recoupment or deduction is expressly contemplated thereunder), in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Terms, or to such other person or at such other place as Landlord may from time to time designate. Notwithstanding any contrary term or provision of this Lease, Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease.

4.4 Delinquent Rent Payments. If Tenant does not pay any installment of Rent within five (5) days after the date the payment is due, Tenant will pay Landlord, as Additional Rent, a late payment charge equal to five percent (5%) of the amount of the delinquent payment. Further, in addition to such late charge and not in lieu thereof, if Tenant does not pay any installment of Rent within thirty (30) days after the date the payment is due, Tenant will pay Landlord, as Additional Rent, interest on the delinquent payment calculated at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable by applicable law (the “Interest Rate”) from the date when the payment is due through the date the payment is made. Landlord’s right to such compensation for Tenant’s delinquency is in addition to all of Landlord’s rights and remedies under this Lease, at law or in equity.

4.5 Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Terms as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit (or any portion thereof) to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In the event Landlord so uses all or any portion of the Security Deposit, Tenant shall pay to Landlord, as Additional Rent on demand, an amount sufficient to replenish the Security Deposit to the amount provided in the Basic Terms. If Tenant is not in default after receipt of written notice and the expiration of any applicable cure period, within sixty (60) days after the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit (or the balance thereof then held by Landlord at such time and not applied as provided above). Landlord may commingle the Security Deposit with Landlord’s general and other funds. Tenant shall not be entitled to receive interest on the Security Deposit.

5. OPERATING COSTS: TAXES.

5.1 Payment of Excess Operating Costs and Excess Taxes. Commencing in 2011, Tenant will pay, as Additional Rent and in the manner this Article 5 describes, Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes due and payable during each calendar year (or portion thereof) during the Term. Excess Operating Costs will be calculated by taking the total amount of Operating Costs due and payable with respect to the Building (adjusted to reflect a 95% occupied Building) during any calendar year during the Term and subtracting therefrom Operating Costs due and payable with respect to the Building (adjusted to reflect a 95% occupied Building) during calendar year 2010. “Tenant’s Share of Excess Operating Costs” will be calculated by multiplying Excess Operating Costs for the period in question by Tenant’s Share. Excess Taxes will be calculated by taking the total amount of Taxes due and payable with respect to the Building during any calendar year during the Term and subtracting therefrom Taxes due and payable with respect to the Building during calendar year 2010. “Tenant’s Share of Excess Taxes” will be calculated by multiplying the amount of Excess Taxes for the period in question by Tenant’s Share. Landlord will prorate Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date or Termination Date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

5.2 Operating Costs. For purposes of this Lease, the term “Operating Costs” means all expenses Landlord incurs in connection with maintaining, repairing and operating the Project (it being acknowledged and agreed by Landlord and Tenant that, only that portion of Operating Costs allocated to the Building will be considered when determining Excess Operating Costs and Tenant’s Share of Excess Operating Costs pursuant to Section 5.1 above), as determined by Landlord or its accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any liens, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or hereafter affecting title to the Project (collectively, “Encumbrances”); wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Project, together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons’ wages); commercially reasonable amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Project; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Project; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements (but only to the extent such replacements are permitted by this Section 5.2) or other expenses for maintaining and operating the Project; costs of complying with applicable laws, codes, ordinances that were not in existence as of the date of this Lease and Encumbrances; reasonable management fees, the costs of maintaining a 24-hour security service provider for the Common Area, and the costs (including rental) of maintaining a building or management office in the Building; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Project. The term “Operating Costs” also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Project, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Project is from time to time subject in connection with operating the Project. The term “Operating Costs” does not include the cost of any capital improvements to the Project other than improvements installed by Landlord with a reasonable expectation of reducing Operating Costs; provided that in computing Operating Costs Landlord will amortize the cost of such capital improvements (including reasonable charges for interest on the unamortized amount) over their useful life (as reasonably determined by Landlord’s accountant, who shall be a certified public accountant reasonably conversant with accounting practices for commercial office buildings); the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; legal expenses incident to Landlord’s enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; or allowance or expense for depreciation or amortization. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Project to reduce energy, maintenance or other costs, or to comply with any Laws not in effect as of the date of this Lease, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis.

5.3 Taxes. For purposes of this Lease, “Taxes” means any general real property tax, improvement tax, assessment, special assessment, reassessment, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Project under any of the Encumbrances. The term “Taxes” includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Project, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Project. The term “Taxes” does not include Landlord’s state or federal income, franchise, estate or inheritance taxes. . If, by law, any Taxes may be paid in installments, Landlord shall pay said Taxes in installments if approved by Landlord’s then-current Mortgagee(s). Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Taxes. Landlord may include in its computation of Taxes the costs and expenses Landlord incurred in connection with contesting the Taxes, including without limitation reasonable attorney’s fees. If the contest results in a reduction in Tenant’s Share of Excess Taxes previously paid by Tenant, then Tenant will be reimbursed the amount of the reduction in Tenant’s Share of Excess Taxes (together with any interest thereon paid by the taxing authority, if any, but less the costs of the contest) to the extent of Tenant’s Share of Excess Taxes previously paid by Tenant. Tenant may not contest Taxes.

5.4 Estimated Operating Costs; Estimated Taxes. Within one hundred twenty (120) days following the end of each calendar year during the Term, Landlord will deliver to Tenant a written estimate of the following for the succeeding calendar year of the Term: (a) Taxes, (b) Operating Costs, (c) Excess

Operating Costs, (d) Excess Taxes; (e) Tenant’s Share of Excess Operating Costs, (f) Tenant’s Share of Excess Taxes and (g) the annual and monthly Additional Rent attributable to Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes. Landlord may re-estimate Excess Operating Costs and Excess Taxes from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re- estimated amount in the manner provided in the last sentence of Section 5.5.

5.5 Payment of Estimated Excess Operating Costs and Estimated Excess Taxes. Tenant will pay the amount Landlord estimates as Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes under Section 5.4 for each calendar year of the Term in equal monthly installments, in advance, commencing on January 1, 2011 and thereafter on the first (1st) day of each and every calendar month during the Term. If Landlord has not delivered a new estimate to Tenant by the first (1st) day of January of the applicable calendar year, Tenant will continue paying Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes based on Landlord’s estimates for the previous calendar year. When Tenant receives Landlord’s estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

5.6 Verification of Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes. After the end of each calendar year during the Term, Landlord will determine the actual amount of Excess Operating Costs, Excess Taxes, Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes for such calendar year and deliver to Tenant a written statement thereof. If Tenant paid less than the actual amount of Tenant’s Share of Excess Operating Costs and/or Tenant’s Share of Excess Taxes specified in the statement, Tenant will pay the difference to Landlord as Additional Rent within thirty (30) days following receipt of such statement. If Tenant paid more than the actual amount of Tenant’s Share of Excess Operating Costs and/or Tenant’s Share of Excess Taxes specified in the statement, Landlord will, at Landlord’s option, either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant’s next due monthly installment(s) of estimated Tenant’s Share of Excess Operating Costs or Tenant’s Share of Excess Taxes, as the case may be. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord’s waiver of Landlord’s rights under this Section 5.6.

5.7 Tenant’s Audit Right. If Tenant disputes Landlord’s determination of the actual amount of Operating Costs, Taxes, Tenant’s Share of Excess Operating Costs or Tenant’s Share of Excess Taxes for any calendar year, and provided that (a) no Event of Default exists under this Lease, and (b) Tenant delivers to Landlord written notice of the dispute within one hundred eighty (180) days after Landlord’s delivery of the statement of such amount, then Tenant (but not any subtenant or assignee) may, at its sole cost and expense, upon prior written notice and during the Business Hours specified in the Basic Terms (“Business Hours”) at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Landlord’s Managing Agent identified in the Basic Terms (“Managing Agent”) Landlord’s General Manager identified in the Basic Terms (“General Manager”) maintains the applicable records), cause a certified public accountant reasonably acceptable to Landlord to audit Landlord’s records relating to the disputed amounts on a non-contingent basis. Tenant’s objection to Landlord’s determination of Excess Operating Costs, Excess Taxes, Tenant’s Share of Excess Operating Costs or Tenant’s Share of Excess Taxes is deemed withdrawn unless Tenant completes and delivers the audit to Landlord within one hundred eighty (180) days after the date Tenant delivers its dispute notice to Landlord under this Section 5.7. If the audit shows that the amount Landlord charged Tenant for Tenant’s Share of Excess Operating Costs and/or Tenant’s Share of Excess Taxes was greater than the amount this Article 5 obligates Tenant to pay, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant within ten (10) days after Landlord receives a copy of the audit report or, at Landlord’s option, Landlord will credit the excess amount against Tenant’s obligation to pay installments of Tenant’s Share of Excess Operating Costs and/or Tenant’s Share of Excess Taxes, as applicable, next accruing under this Lease. If the audit shows that the amount Landlord charged Tenant for Tenant’s Share of Excess Operating Costs and/or Tenant’s Share of Excess Taxes was less than the amount this Article 5 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this Section 5.7, Tenant will continue to pay to Landlord the estimated amounts of Tenant’s Share of Excess Operating Costs and Tenant’s Share of Excess Taxes in accordance with Sections 5.4 and 5.5. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this Section 5.7 describes and for Tenant’s own account.

5.8 Cap on Controllable Operating Costs. Landlord agrees that in calculating Tenant’s Share of Excess Operating Costs pursuant to Article 5 of this Lease, that portion of Operating Costs which are controllable by Landlord (specifically excluding, without limitation, insurance premiums, taxes [including Taxes] and costs of utilities) will not increase more than five percent (5%) per year, compounded annually, over the amount of such controllable Operating Costs for calendar year 2010. Such cap is cumulative and the unused portion of a year’s cap may be carried forward to absorb any future Operating Costs that would otherwise be in excess of the cap. For example, if the actual Operating Costs increase in a calendar year is only 3%, and the cap is 5%, the maximum allowable Operating Cost increase for the following or any future year would be 5% plus the amount of the prior year’s unused 2%. Further, any Operating Costs amount which is in excess of the cap in one year may be carried forward by Landlord and recovered in later years if and to the extent the cap for such later years is not exceeded.

5.9 Variable Operating Costs. Notwithstanding any contrary language in this Article 5, if less than ninety-five percent (95%) of the rentable area of the Project is occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Costs for that calendar year to obligate Tenant to pay all components of Operating Costs that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Costs had ninety-five percent (95%) of the rentable area of the Project been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Costs to account for any Operating Costs any tenant of the Building pays directly to a service provider.

5.10 Personal Property Taxes. Tenant will pay, prior to delinquency, all taxes charged against Tenant’s trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Project. If any of Tenant’s trade fixtures and other personal property are taxed with the Project, Tenant will pay the taxes attributable to Tenant’s trade fixtures and other personal property to Landlord as Additional Rent.

5.11 Taxes on Rent. Tenant shall pay to Landlord as Additional Rent any and all taxes or excises on Rent or on other sums or charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Building is located or any city, municipality or political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord’s receipt of such Rents or other charges accruing under this Lease (collectively, “Rent Tax”). Rent Tax shall be paid by Tenant to Landlord concurrently with each payment of Base Rent.

6.	USE OF THE PREMISES.

6.1 Use. The Premises shall be used and occupied by Tenant solely for general office purposes and for no other use or purpose whatsoever. Notwithstanding anything to the contrary in this Lease, in no event may the Premises be operated as a culinary school. Tenant shall not abandon the Premises during the Term. Tenant shall comply with all present and future laws, regulations, rules, orders, statutes and ordinances of any governmental or private entity in effect on or after the date of this Lease and applicable to the Project or the use or occupancy of the Project, including, without limitation,

Hazardous Materials Laws, Building Rules and Encumbrances (collectively, “Laws”) relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws; provided, however, that Tenant will only be required to make structural repairs, alterations and improvements if the same are required by Laws as a result of Tenant’s manner of use of the Premises). Tenant will not use the Project or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Project; (b) make void or voidable any insurance now or after the date of this Lease in force with respect to the Project; (c) cause injury or damage to the Project or to the person or property of any other tenant on the Project; (d) cause substantial diminution in the value or usefulness of all or any part of the Project (reasonable wear and tear excepted); or (e) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant’s sole cost and expense, all permits and approvals required under the Laws for Tenant’s use of the Premises. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for the operation of a culinary school, for any governmental use (including embassy or consulate use), for any personnel agency or customer service office, for studios for radio, television or other media or for a travel agency or reservation center. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of eighty percent (80%) of the rated capacity of the circuit. Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Project, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Project for any particular purpose. Tenant accepts the Premises, the Building and the Project in an “AS IS - WHERE IS” condition.

6.2 Common Area. Landlord grants to Tenant the non-exclusive right, together with all other occupants of the Project and their agents, employees and invitees, to use the Parking Facilities, driveways, lobby areas, and other areas of the Project that Landlord may designate from time to time as common area available to all tenants (collectively, the “Common Area”) during the Term, subject to all Laws. Landlord may, at Landlord’s sole and exclusive discretion, make changes to the Common Area. Landlord’s rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and to lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord’s judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise reasonable, nondiscriminatory Building Rules concerning use of the Common Area, including any parking facilities comprising a portion of the Common Area. The foregoing notwithstanding, Landlord’s exercise of its rights with respect to (b), (c), (d) and (e) will not materially and adversely impair Tenant’s access to or use of the Premises.

6.3 Rights Reserved By Landlord. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building or the Project, the fixtures and equipment therein, and the Building Systems (except that Landlord shall not have any right under this provision to materially reduce the size of the Premises or the Parking Facilities (such that the reduction in Parking Facilities size reduces the number of parking spaces licensed to Tenant under Section 17.2 of this Lease), or to permanently, materially and adversely affect Tenant’s access to and use of the Premises, except only as may be required to comply with Laws or as a result of any fire or other casualty or Condemnation);

(b) To change the name or street address of the Building or the Project;

(c) To designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises;

(d) To grant any party the exclusive right to conduct any business or render any service in the Building or the Project, provided such exclusive right to conduct any business or render any service in the Building or the Project does not prohibit Tenant from any permitted use for which Tenant is then using the Premises;

(e) To prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant’s employees;

(f) To close the Building or the Project during and after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may reasonably prescribe from time to time for security purposes;

(g) To install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building or the Project;

(h) To install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building or the Project;

(i) To retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Project and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the willful misconduct of Landlord, its agents, its contractors or employees;

(j) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Common Area and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of Common Areas; provided, however, that Landlord will refrain from changing the Parking Facilities in a manner that would reduce the number of parking spaces licensed to Tenant under Section 17.2 of this Lease;

(k) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project, to comply with such Law, control or guideline, whether mandatory or voluntary, or make any alterations to the Project related thereto, the costs of which are Operating Costs.

(l) Upon not less than one (1) Business Day’s prior written notice to Tenant (and without notice in emergencies), to enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building or the Project that Landlord has the right or obligation to perform, (d) subject to subsection (n) below, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair,

(e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or, during the last six (6) months of the Lease, to prospective tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building or the Project;

(m) Upon not less than five (5) Business Days prior written notice to Tenant (and without notice in emergencies), and for a period not to exceed two (2) Business Days, to temporarily close or prohibit access to the Building (including the Premises) or the Project to entry by tenants and their agents, employees, contractors, invitees and licensees after Business Hours, including, but not limited to, temporarily closing or prohibiting access to the Premises, the Common Area, entrances, doors, corridors, elevators and other facilities in the Building or the Project; and

(n) Except as required by law, Landlord may not install any pipes ducts, utility lines, conduits or equipment (herein collectively called “Utility Lines”) in the Premises unless all of the following conditions be met:

(i) such Utility Lines are located in locations which will not materially and adversely interfere with the rights expressly granted to Tenant under this Lease, or if, from the standpoint of sound architectural and engineering standards such Utility Lines cannot be located in the non-public areas without commercially unreasonable cost, then the same may be located completely beneath the floor or completely within the walls of non-public areas or completely above the Tenant’s hung ceiling, provided, however, that: (A) the same may not displace or materially and adversely interfere with the location or placement of Tenant’s utility lines serving the Premises, it being understood that Tenant’s utility lines have priority in their location in the Premises, and (B) with respect to the ceiling area, in no event may the Utility Lines extend lower than Tenant’s hung ceiling, and (C) if no finished ceiling exists such area will not be available to Landlord for this purpose and Landlord will be restricted to the sub-floor or interior walls as hereinbefore described;

(ii) such work is performed during non-Business Hours (except in emergencies) unless Tenant, in the exercise of its discretion, agrees otherwise; and

(iii) Landlord will be liable for all loss (excluding, in all events, loss of business and any other foreseeable or unforeseeable consequential damages, and also excluding, in all events, indirect, special and punitive damages), damage, or injury to persons or property resulting from the installation of the Utility Lines and will indemnify and hold Tenant harmless from all claims, losses (excluding, in all events, loss of business and any other foreseeable or unforeseeable consequential damages, and also excluding, in all events, indirect, special and punitive damages), costs, expenses and liability, including reasonable attorney’s fees, arising from such installation, except to the extent caused by the negligence or intentional misconduct of Tenant and/or its Representatives and/or Visitors.

Landlord shall conduct its activities under this Section 6.3 in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of Rent on account of any entry by Landlord pursuant to this Section 6.3. Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section 6.3, except as expressly provided in Section 6.3(n)(iii) above. No action by Landlord pursuant to this Section 6.3 shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

6.4	Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “Hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “solid waste,” or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Lease Date as the same may be interpreted by government offices and agencies.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Project.

(b) Tenant’s Covenants. Neither Tenant nor its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) nor its guests, customers, invitees, or visitors (collectively, “Visitors”) shall install, handle, generate, store, use, dispose of, discharge, release, abate, remove, transport, or engage in any other activity of any type by, at or about the Premises or the Project in connection with or involving Hazardous Materials without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s sole and absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general business office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and the Project relating to such Permitted Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall promptly remove from the Premises and the Project any and all Hazardous Materials (regardless of whether any Environmental Requirement requires removal), in compliance with all Environmental Requirements, all Hazardous Materials Tenant causes to be present in, on, under or about the Project. Tenant shall keep Landlord fully and promptly informed of all Hazardous Materials (other than Permitted Hazardous Materials) used by Tenant at the Premises and the Project. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section 6.4 by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section 6.4 (including its indemnification obligations) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall, at Tenant’s sole cost and expense, promptly take all actions required by any governmental agency or entity in connection with or as a result of the presence of Hazardous Materials at or about the Premises or the Project caused by Tenant, its Representatives or Visitors, including inspection and testing, performing all cleanup, removal and remediation work required with respect to such Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing shall be performed in a manner acceptable to Landlord in Landlord’s reasonable discretion, and in all events such work shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Project or Landlord’s use, operation, leasing and sale of the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the presence of Hazardous Materials at or about the Premises or the Project. If any lien attaches to the Premises or the Project in connection with or as a result of the presence of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or other action reasonably acceptable to Landlord, within twenty (20) days after the attachment thereof, Landlord shall have the right (but not the obligation) to cause the same to be released by bond and any sums reasonably expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant as Additional Rent on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises during Business Hours on not less than one (1) Business Day’s prior written notice (and without notice in emergencies) (i) to confirm Tenant’s compliance with the provisions of this Section 6.4, and (ii) to perform Tenant’s obligations under this Section 6.4 if Tenant has failed to do so within a reasonable period after written notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises with respect to Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord, as Additional Rent on demand, the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section 6.4. Landlord shall use reasonable efforts to minimize any material interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord, Landlord’s Managing Agent, General Manager, Mortgagee and their respective officers, directors, partners, shareholders, members, agents, employees and contractors (collectively, “Landlord Parties”), from and against any and all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation hereunder (collectively, “Claims”) whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Project (including water tables and atmosphere) resulting from or in any way related to Tenant’s use of the Premises or Project. Tenant’s obligations under this Section 6.4 include, without limitation and whether foreseeable or unforeseeable, the value of any loss of use and any diminution in value of the Project. The obligations of Tenant under this Section 6.4 survive the expiration or earlier termination of this Lease.

(f) Landlord’s Representation and Indemnification. To Landlord’s actual knowledge, Landlord is not aware of any Hazardous Materials which exist or are located on or in the Premises or the Project, except as may be disclosed in that certain Environmental Site Assessment prepared by Building Diagnostics, Ltd., dated February 24, 2000. Further, Landlord represents to Tenant that, to the best of its knowledge, Landlord has not caused the generation, storage or release of Hazardous Materials upon the Premises or the Project, except in accordance with Environmental Requirements. Landlord shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Tenant and its officers, directors, partners, shareholders, members and employees from all Claims arising out of a breach by Landlord of the foregoing warranty and from all Claims arising out of the release of Hazardous Materials at the Project to the extent caused by any person other than Tenant, its Representatives or Visitors.

7.	TENANT IMPROVEMENTS & ALTERATIONS.

7.1 Landlord’s Consent Required. Landlord and Tenant shall perform their respective obligations with respect to design and construction of any initial improvements to be constructed and installed in the Premises (the “Tenant Improvements”) as provided in the Tenant Improvement Rider. In no event will Tenant be permitted to make any Alterations involving either (a) the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building or (b) any portion of the Project outside the interior of the Premises. Except for any Tenant Improvements to be

constructed by Tenant as provided in the Tenant Improvement Rider, subject to the following sentence, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (collectively, “Alterations”), without Landlord’s prior written consent, which consent Landlord will not unreasonably withhold, condition or delay. Notwithstanding the foregoing, without Landlord’s consent (but only upon prior written notice to Landlord), Tenant may make nonstructural alterations which do not affect or otherwise interfere with any portion of the Building Systems, including, but not limited to, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, and which cost not more than Fifty Thousand Dollars ($50,000.00) per occurrence (“Permitted Alterations”). All Alterations and Permitted Alterations shall be completed by Tenant at Tenant’s sole cost and expense, with due diligence, in a good and workmanlike manner, using new materials; in compliance with plans and specifications previously approved in writing by Landlord, as applicable; in compliance with construction rules and regulations promulgated by Landlord from time to time; in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and subject to all conditions which Landlord may in the exercise of Landlord’s commercially reasonably judgment impose. Such conditions may include requirements for Tenant to: provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals) for those Alterations costing more than One Hundred Thousand Dollars ($100,000.00) per occurrence; use contractors or subcontractors designated by Landlord (provided that their charges are comparable to those charged by other similarly qualified contractors and subcontractors); and remove all or part of the Alterations and Permitted Alterations (expressly excluding the initial Tenant Improvements installed by Landlord pursuant to the Tenant Improvement Rider, which Tenant shall not be required to remove from the Premises) prior to or upon expiration or termination of the Term (unless Tenant, at the time Tenant requests Landlord’s consent to such Alterations (or, with respect to Permitted Alterations, at the time Tenant provides Landlord with written notice of Tenant’s intent to install such Permitted Alterations), requests in writing whether Landlord will require Tenant to remove such Alterations or Permitted Alterations, as applicable, on or before the expiration or sooner termination of the Lease, and Landlord, in Landlord’s sole and absolute discretion, responds to Tenant in writing stipulating that Tenant will not be required to so remove such Alterations or Permitted Alterations, as applicable, on or before the expiration or sooner termination of the Lease). If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of any Alterations performed by Tenant, such work shall be performed by Landlord at Tenant’s sole cost and expense and paid as Additional Rent within thirty (30) days after demand by Landlord. In addition to the foregoing obligations of Tenant, if any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant’s particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant or if Tenant’s particular use of the Premises subjects Landlord or the Project to any obligation under any Laws, Tenant will pay, as Additional Rent, the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations affect the HVAC system, the Building Systems or the structural components of the Building (collectively, “Structural Alterations”), Landlord will make the Structural Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant’s sole cost and expense in accordance with the provisions of this Lease. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Project and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements.

7.2 Tenant’s Submittals. Before making any Alterations, Tenant shall submit to Landlord, for Landlord’s prior approval, reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the identity of the contractor and all subcontractors proposed to be used by Tenant to make the Alterations, and a copy of the contractor’s license. Tenant shall reimburse Landlord as Additional Rent upon demand for any expenses incurred by

Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

7.3 Completion of Alterations and Permitted Alterations. Landlord may inspect construction of the Alterations and Permitted Alterations by Tenant. Promptly after completing the Alterations and Permitted Alterations, Tenant will furnish Landlord with contractor’s affidavits, full and final lien waivers and receipted bills covering all labor and materials expended and used in connection with the Alterations and Permitted Alterations. Tenant will remove any Alterations and Permitted Alterations Tenant constructs in violation of this Article 7 within ten (10) Business Days after Landlord’s written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations and Permitted Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant’s movable trade fixtures, furniture and equipment) become the property of Landlord and a part of the Building immediately upon installation and, unless Landlord requires Tenant to remove the Alterations and Permitted Alterations (except that Landlord will not be permitted to require Tenant to remove any Alterations and Permitted Alterations that Landlord advised Tenant in writing that Tenant would not be required to remove in accordance with Section 7.1 above nor shall Tenant be required to remove the initial Tenant Improvements installed by Landlord pursuant to the Tenant Improvement Rider), Tenant will surrender the Alterations and Permitted Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

7.4 No Liens. Tenant shall keep the Premises, the Building and the Project free and clear of any and all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises, the Building or the Project, and Tenant does not cause the same to be released by payment, bonding or other security reasonably acceptable to Landlord within twenty (20) days after the attachment thereof, Landlord shall have the right, but not the obligation, to cause the same to be released by bond, and any sums reasonably expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant as Additional Rent on demand with interest thereon at the Interest Rate from the date of expenditure by Landlord. Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and Permitted Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

7.5 Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Project from and against any Claims in any manner relating to or arising out of any Alterations and Permitted Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

8.	MAINTENANCE AND REPAIRS.

8.1 Landlord’s Maintenance. Except as otherwise specifically provided in this Lease, Landlord will repair and maintain the following in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building; and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants of the Building. Landlord will also maintain and repair the Common Area and the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to the Common Area. Landlord’s repair and maintenance costs under this Section 8.1 are Operating Costs. Except as otherwise specifically provided in Section 9.3 below (but only to the extent expressly contemplated thereunder), neither Base Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant’s property, profits or business arising from or in connection with Landlord’s performance of its obligations under this Section 8.1.

8.2 Tenant’s Maintenance. Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Project. Except as specifically described in Section 8.1, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as specifically described in Section 8.1, Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls; interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from fire and other casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Project. If Tenant damages or injures the Common Area or any part of the Project other than the Premises, Landlord will repair the damage and Tenant will pay Landlord as Additional Rent for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant’s repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws. Tenant waives the benefit of any Laws permitting Tenant to make repairs at Landlord’s expense.

9.	SERVICES PROVIDED BY LANDLORD.

9.1 Description of Services. Landlord shall furnish to the Premises: reasonable amounts of heat, ventilation and air conditioning (which shall be provided by Landlord based on standard lighting and general office use only) during Business Hours on weekdays and Saturday, except on state or federal holidays observed in the State of Arizona (“Business Days”); reasonable amounts of electricity for operating office machines for general office use; water from building standard outlets for lavatory, restroom and drinking purposes; and janitorial services as are customarily provided in Comparable Buildings. Landlord shall also provide the Building with replacement of light bulbs, tubes, ballasts and starters in Building standard lighting fixtures, periodic window washing, elevator service to be used by Tenant in common with other tenants of the Project (Landlord hereby reserving the right to limit the number of elevators in operation during times other than Business Hours), and Common Area toilet room supplies. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or other Laws. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the foregoing standards for utilities and services. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building standard lighting fixtures) shall be at Tenant’s sole expense. Electrical energy will be sufficient for Tenant to operate personal computers and other office equipment of similar low electrical consumption. Tenant may not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord’s prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter installed at Tenant’s sole cost and expense. Landlord shall provide commercially reasonable 24-hour security service for the Common Area of the Building, the costs of which will be included as part of Operating Costs.

9.2 Payment for Excess Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours, Landlord shall furnish such service to Tenant and Tenant shall pay for such services as Additional Rent on an hourly basis at the actual cost to Landlord for providing such after hours HVAC service (which actual cost is presently at the rate of $12.50 per hour per zone (not to exceed 10,000 square feet), which rate may be increased from time to time by Landlord to reflect increases in Landlord’s actual costs of utilities). If the extended service is not a continuation of the service furnished by Landlord during Business Hours, Landlord may require Tenant to pay for a minimum of three (3) hours of such service.

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 100 square feet of usable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature to that which would have been maintained but for such lights, machines, equipment or occupancy, including, without limitation, modifications to the Building standard air conditioning equipment. The cost of any such equipment and modifications, including the cost of acquisition and installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord as Additional Rent upon demand.

(c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility as Landlord reasonably determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Tenant’s expense of one or more separate meters, submeters or other measuring devices) and Tenant shall be obligated to pay the cost of such excess usage as Additional Rent. In addition, Landlord may impose a reasonable charge for the use of any janitorial services above Building standard that may be required because of any unusual Tenant Improvements or Alterations in the Premises, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation beyond Business Hours).

(d) Tenant is solely responsible for paying either to Landlord, if submetered, or directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, provided to the Premises or to Tenant. At such time as any utilities are separately metered or charged, such separately metered or charged amounts will not be included in Operating Costs, nor shall such utilities used by other tenants or users of the Project be considered Operating Costs for purposes of calculating Tenant’s Share of Excess Operating Costs. Except as provided in Section 9.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges). Landlord has the exclusive right and discretion to select the provider of any utility or other service to the Project (excluding telephone, cable, internet and other telecommunications service providers), without mark-up, and to determine whether the Premises or any other portion of the Project may or will be separately metered or separately supplied.

9.3 Interruption of Services. Subject to the remaining provisions of this Section 9.3, in the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if there is a Service Failure which is (a) specific to the Building and/or Project (as opposed to an interruption or curtailment in services which extends beyond the Building or Project), (b) causes the Premises to be untenantable, (c) is not caused by an event of Force Majeure, and (d) lasts for more than five (5) consecutive Business Days or otherwise prevents Tenant from being able to access the Premises for more than five (5) consecutive Business Days and Tenant in-fact does not access the Premises for five (5) consecutive Business Days, then Tenant will be entitled to deliver Landlord a notice stating that if the untenantability caused by the Service Failure is not cured within five (5) Business Days following Landlord’s receipt of such notice, Tenant will be entitled to an abatement of Base Rent as provided in this Section 9.3. If Tenant properly delivers such an abatement notice to Landlord, and the untenantability caused by the Service Failure is not remedied within such five (5) Business Day period, then Tenant shall thereafter be entitled to an abatement of Base Rent (in proportion to the portion of the Premises rendered untenantable by the Service Failure) until such Service Failure is remedied, as reasonably determined by Landlord.

10.	INSURANCE; INDEMNIFICATION.

10.1 Tenant’s Insurance Obligations. Tenant will at all times during the Term and during any early occupancy period, at Tenant’s sole cost and expense, maintain the insurance this Section 10.1 describes.

(a) Liability Insurance. Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant’s activities in the Premises and upon and about the Project, on an “occurrence” basis, with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant’s obligations under this Lease; (b) naming Landlord, Landlord’s Managing Agent, General Manager and, if required, Mortgagee as additional insureds by an “Additional Insured - Managers or Lessors of Premises” endorsement (or equivalent coverage or endorsement); (c) waiving the insurer’s subrogation rights against all Landlord Parties; (d) expressly stating that Tenant’s insurance will be provided on a primary basis and will not contribute with any insurance Landlord maintains; and (e) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds), and that defense costs are paid in addition to, and do not deplete, the policy limits. Tenant’s insurance carrier will endeavor to provide Landlord with at least thirty (30) days prior written notice of any modification which materially reduces or otherwise impacts the required coverage (provided that Tenant will in no event consent to or otherwise permit a modification of Tenant’s commercial general liability insurance policy in a manner which reduces the minimum limits thereunder below the minimum limits expressly required under this Section 10.1(a)) or any cancellation or expiration of the commercial general liability insurance policy required to be maintained by Tenant under this Section 10.1(a). If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a “per location” basis.

(b) Property Insurance. Property insurance providing coverage at least as broad as the current ISO Special Form (“all-risks”) policy in an amount not less than the full insurable replacement cost of all of Tenant’s trade fixtures and other personal property within the Premises and improvements or Alterations and Permitted Alterations to the Premises made by Tenant. Such property insurance must include “agreed amount, no coinsurance” provisions.

(c) Other Insurance. Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in Comparable Buildings increase or otherwise change, Landlord may likewise increase or otherwise change Tenant’s insurance obligations under this Lease.

(d) Miscellaneous Insurance Provisions. All of Tenant’s insurance will be written by companies licensed to transact business in Arizona rated at least “Best A-VII” and otherwise reasonably satisfactory to Landlord. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than thirty (30) days’ prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 (or equivalent) certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the “additional insured” endorsement). Tenant’s insurance must permit releases of liability and provide for waiver of subrogation as provided in Section 10.1. Landlord’s establishment of minimum insurance requirements in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant’s liability under this Lease in any manner.

(e) Tenant’s Waiver and Release of Claims and Subrogation. To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of personal injury or damage to or destruction of the

Premises, Project or Tenant’s trade fixtures, other personal property or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, and Tenant will look only to Tenant’s insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Tenant’s trade fixtures, other personal property and all other property in Tenant’s care, custody or control, is located at the Project at Tenant’s sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Project, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Project.

10.2 Landlord’s Insurance Obligations. Landlord will (except for the optional coverages and endorsements Section 10.2 describes) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Costs.

(a) Property Insurance. Property insurance on the Building providing coverage at least as broad as the current ISO Special Form (“all-risks”) policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any property of Tenant within the Premises (including any improvements or Alterations and Permitted Alterations installed by and in the Premises, including Tenant Improvements, if applicable) or otherwise located at the Project.

(b) Liability Insurance. Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Project with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such liability insurance will protect only Landlord and, at Landlord’s option, Landlord’s lender and some or all of the Landlord Parties, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

(c) Landlord’s Waiver and Release of Claims and Subrogation. To the extent not expressly prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Project, or loss of use of the Project, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant, but only to the extent the damage, destruction or loss is covered by Landlord’s insurance. Landlord’s policy or policies of property insurance will permit waiver of subrogation as provided in this Section 10.2.

10.3 Tenant’s Indemnification of Landlord. In addition to Tenant’s other indemnification obligations in this Lease but subject to Landlord’s agreements in Section 10.2, Tenant releases and will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant’s covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Premises, and (d) to the extent caused in whole or in part by Tenant (or Tenant’s employees, agents or contractors), any accident, injury, occurrence or damage in, about or to the Project.

10.4 Tenant’s Waiver. In addition to the other waivers of Tenant described in this Lease and to the extent not expressly prohibited by the Laws, the Landlord Parties are not liable for, and Tenant waives, any and all Claims against the Landlord Parties for any damage to Improvements or Alterations and Permitted Alterations made to the Premises by Tenant (including Tenant Improvements, if applicable), trade fixtures, other personal property or business, and any loss of use or business interruption, resulting directly or indirectly from (a) any existing or future condition, defect, matter or thing in the Premises or on the Project, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Building or any other person. This Section 10.4 applies especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this Section 10.4 describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Project or an act or omission of any other person.

10.5 Tenant’s Failure to Insure. Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1, which failure is not cured within five (5) Business Days after Tenant’s receipt of written notice thereof, Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord’s benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord’s exercise of its rights under this Section 10.5 does not relieve Tenant from any default under this Lease.

10.6 Landlord’s Indemnification of Tenant. Subject to Tenant’s waivers, releases and agreements in Article 10 and elsewhere in this Lease, Landlord will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Tenant against any Claims brought against Tenant by third parties which (a) arise out of any bodily injury, death or property damage occurring to such third parties at the Project (other than within the Premises), (b) are not caused in whole or in part by Tenant, and (c) are caused in whole or in part by Landlord’s (or Landlord’s employees, agents or contractors) negligence or willful misconduct.

11.	DAMAGE BY FIRE OR OTHER CASUALTY.

11.1	Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 11.1 or 11.3, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Project, as the case may be, to substantially the condition as existed upon Landlord’s delivery of the Premises to Tenant to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures, Permitted Alterations or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Project, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated pro rata with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Project necessitated by such casualty.

11.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Project Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and the Project cannot be substantially repaired and restored under applicable Laws within one hundred eighty (180) days from the date of the casualty;

(b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole and absolute discretion) to make the required repairs;

(c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed thirty-three and 33/100ths percent (33.33%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(d) If the fire or other casualty occurs during the last year of the Term.

In the event of a casualty, Landlord shall give Tenant notice within sixty (60) days after the date thereof, which notice shall specify whether Landlord elects to terminate this Lease as provided in Sections 11.2(a) through 11.2(d) above or, if Landlord does not so elect to terminate this Lease, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

11.3 Tenant’s Right to Terminate. If all or substantially all of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Project from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one hundred eighty (180) days, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 11.2.

11.4 Exclusive Casualty Remedy. The provisions of this Article 11 are Tenant’s sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant hereby waives the provisions of Arizona Revised Statutes § 33-343 and any other applicable existing or future Law permitting an abatement of Rent or termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Section 11.3.

12.	CONDEMNATION.

12.1	Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Taking.

(b) “Taking” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemning Authority”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Taking Date” shall mean the earlier of the date that title to the property taken is vested in the Condemning Authority or the date the Condemning Authority has the right to possession of the property being condemned.

12.2	Effect of Taking on Lease.

(a) In the event of a Taking of all of the Premises, this Lease shall terminate as of the Taking Date. In the event of a Taking of less than all of the Premises, this Lease shall remain in full force and effect; provided, however, that if the portion of the Premises remaining after the Taking is unsuitable for Tenant’s intended purposes hereunder, as reasonably determined by Landlord and Tenant, then, upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Taking, Tenant may terminate this Lease effective as of the Taking Date of the Taking. Tenant shall pay Rent to the Taking Date.

(b) In the event of a Taking of thirty-three and 33/100ths percent (33.33%) or more of the Project or of the Project or of the Parking Facilities or of the floor area of the Building, or if as a result of any Taking the Building is no longer reasonably suitable for use as an office building, or if a Taking reduces the value of the Project by fifty percent (50%) or more (all as reasonably determined by Landlord), whether or not any portion of the Premises is taken, Landlord may, at Landlord’s option, elect to terminate this Lease, effective as of the Taking Date, by notice given to Tenant within thirty (30) days after the Taking Date.

(c) If all or a portion of the Premises is temporarily taken by a Condemning Authority for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

12.3 Restoration. If this Lease is not terminated as provided in Section 12.2 and the Taking includes a portion of the Premises, this Lease will automatically terminate as to the portion of the Premises Taken, and Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 16.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, Permitted Alterations or Alterations.

12.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Taking or is rendered permanently untenantable by repairs necessitated by such Taking, and this Lease is not terminated as a result thereof, then in that event the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of the Taking based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Taking and Landlord is obligated to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be equitably abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

12.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the leasehold interest created by this Lease; provided, however, that, so long as Landlord’s award is not reduced as a result, Tenant shall be entitled to prosecute a separate claim for an Award for a temporary Taking of the Premises or a portion thereof where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures, Permitted Alterations or Alterations. In no event shall Tenant be entitled to any award for loss of Tenant’s interest in this Lease or for loss of leasehold.

12.6 Exclusive Taking Remedy. The provisions of this Article 12 are Tenant’s sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

13. ASSIGNMENT AND SUBLETTING.

13.1 Landlord’s Consent Required. Except as expressly provided in Section 13.8 below, Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 13.1) shall not be unreasonably withheld, conditioned or delayed. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease. In no event may Tenant cause or permit a Transfer to another tenant of the Project. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any proposed Transfer (whether Landlord consents thereto or not), including, without limitation, reasonable attorneys’ fees and costs.

13.2 Landlord’s Consent Standards.

(a) Prior to any proposed Transfer (other than a Transfer to an Affiliate (as hereinafter defined), which shall be governed by Section 13.8 below), Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises (which in all events must be the same as the use described in Section 6.1 or, if not the same use described in Section 6.1, the business proposed to be carried on in the Premises by the Proposed Transferee will be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed so long as the proposed use is a general office use compatible with other then- current uses of space by tenants and occupants of the Building and not in violation of any other then- current restricted/exclusive uses applicable to Building tenants; (iii) a current audited balance sheet, audited income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may reasonably request; and (iv) a copy of the fully-executed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives the foregoing information, Landlord shall notify Tenant whether it approves or disapproves such Transfer or if it elects to recapture all or a portion of the Premises pursuant to Section 13.5.

(b) For purposes of Section 13.1 and in addition to any other reasonable grounds for denial, Landlord’s consent to a Transfer will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) the Proposed Transferee does not have the financial strength to perform the Tenant’s obligations under this Lease; (b) the business and operations of the Proposed Transferee are not in keeping with the permitted use set forth in Section 6.1 of this Lease; (c) either the Proposed Transferee, or any affiliate of the Proposed Transferee, occupies or is negotiating with Landlord to lease space in the Building (or was, in the six (6) months prior to Tenant’s request, negotiating with Landlord to lease space in the Building); (d) the Proposed Transferee does not have a good business reputation; (e) the use of the Premises by the Proposed Transferee would, in Landlord’s reasonable judgment, (1) impact the Building or the Project in a negative manner or (2) violate an exclusive use granted to another tenant within the Project, which exclusive use is in force and effect as of the effective date of the proposed Transfer; (f) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (g) the Transfer would require Alteration to the Building or the Project to comply with applicable Laws; (h) the transferee is a government (or agency or instrumentality thereof); or (i) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer or on the effective date of the proposed Transfer.

13.3 Excess Consideration. If Landlord consents to a Transfer, Landlord shall be entitled to receive, as Additional Rent hereunder, fifty percent (50%) of all Sublease Profits (as defined below). The term “Sublease Profits” shall mean any consideration paid by the Transferee for the assignment and in the case of a sublease, the excess of the Rent and other consideration payable by the subtenant, over the amount of Rent payable hereunder applicable to the space assigned or subleased after deducting the reasonable expenses incurred by Tenant for (i) any commercially reasonable changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any brokerage commissions paid to independent third parties in connection with the Transfer, (iii) any commercially reasonable rental abatement provided to such Transferee and (iv) any reasonable attorneys’ fees incurred to document such Transfer (collectively, the “Subleasing Costs”). “Sublease Profits” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee solely in connection with such Transfer. Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt by Tenant, any such excess consideration paid by any transferee (the “Transferee”) for the Transfer.

13.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer and Tenant shall continue to be liable to Landlord hereunder as a principal and not as a surety. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of Rent (or, in the case of a sublease, Rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of Rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent by Landlord to any Transfer. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

13.5 Landlord’s Recapture Right. Notwithstanding any of the above provisions of this Article 13 to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (a) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (b) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be reduced pro rata) on the date the Transfer was proposed to be effective, and Landlord may thereafter lease such space to any party, including the prospective Transferee identified by Tenant.

13.6 Landlord’s Leaseback Right. Notwithstanding any of the above provisions of this Article 13 to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer or exercising the recapture right described in Section 13.5, may elect, in the case of a sublease of all or a portion of the Premises, to sublease from Tenant, on the terms of the proposed sublease to which Tenant requested Landlord’s consent, the space proposed to be subleased by Tenant. In such event, Landlord and Tenant will enter into a sublease of such space on the terms of such proposed sublease.

13.7 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive Rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may, but shall not be obligated to, collect such Rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such Rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

13.8 Affiliate Transfers. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord’s consent, assign or sublet all or a portion of this Lease or the Premises to an Affiliate if (a) Tenant notifies Landlord at least thirty (30) days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant’s notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) Tenant delivers to Landlord, not later than the effective date of the Transfer, a written agreement reasonably acceptable to Landlord under which the transferee assumes and agrees to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. Tenant will also promptly provide Landlord with copies of any documents reasonably requested by Landlord to document the status and relationship between Tenant and its Affiliate. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. For purposes of this Article 13, “Affiliate” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

14.	DEFAULTS: REMEDIES.

14.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

(a) Tenant fails to make any payment of Rent when due, or any amount required to replenish the Security Deposit, and such failure is not cured by Tenant within five (5) Business Days after receipt of written notice from Landlord.

(b) Tenant breaches or fails to perform or comply with any of Tenant’s nonmonetary obligations under this Lease and such breach or failure is not fully cured within twenty (20) days after Landlord notifies Tenant of such breach or failure; provided, however, if such breach or failure cannot be cured within such twenty (20) day period, Tenant fails within such twenty (20) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such breach or failure as soon as reasonably possible, but in all events within sixty (60) days after Landlord’s notice.

(c) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(d) Tenant fails, within sixty (60) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

14.2 Remedies. Upon the occurrence of an Event of Default, Landlord may, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy available to Landlord at law or in equity, exercise any one or more of the following remedies:

(a) Landlord may terminate Tenant’s right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease shall continue in full force and effect (except for Tenant’s right to possess the Premises) and Tenant shall continue to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord’s termination of Tenant’s right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Premises, Landlord is not obligated to, but may at its election, re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord is not obligated to, but may at its election, relet all or any part of the Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs in (i) maintaining or preserving the Premises after an Event of Default; (ii) recovering possession of the Premises, removing persons and property from the Premises and storing such property (including court costs and reasonable attorneys’ fees); (iii) reletting, renovating or altering the Premises; (iv) paying real estate commissions, advertising expenses and similar expenses in connection with reletting all or any part of the Premises; and (v) granting concessions in connection with re-entering or re-letting all or any part of the Premises, including, without limitation, the value of free Rent given to a replacement tenant (collectively, “Re-entry Costs”) and must pay Landlord the same as Additional Rent within five (5) days after Landlord’s notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the difference between all Rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord), up to a maximum amount equal to the Rent Tenant paid that came due after Landlord’s reletting. If the sum described in the preceding sentence exceeds the Rent payable by Tenant hereunder, Landlord will apply the excess sum to future Rent due under this Lease; provided, however, that Landlord may retain any surplus remaining at the expiration of the Term.

(b) Landlord may continue this Lease in effect and recover Rent as it becomes due.

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord as Additional Rent upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d) Landlord may terminate this Lease effective on the date Landlord specifies in Landlord’s notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand as Additional Rent all damages Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant’s failure to perform, including, but not limited to, any Re-entry Costs; (c) an amount equal to the difference between the present worth, as of the effective date of the termination, of the Base Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) and the present worth, as of the effective date of the termination, of a fair market base Rent for the Premises for the same period (as Landlord reasonably determines the fair market basic Rent); and (d) Tenant’s Share of Excess Operating Costs to the extent Landlord is not otherwise reimbursed for such Excess Operating Costs. For purposes of this Section 14.2, Landlord will compute present worth by utilizing a discount rate of eight percent (8%) per annum. Nothing in this Section 14.2 limits or prejudices Landlord’s right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this Section 14.2.

14.3 Waiver and Release. Tenant waives and releases all Claims Tenant may have resulting from Landlord’s re-entry and taking possession of the Premises by any lawful means and removing and storing Tenant’s property as permitted under this Lease, regardless whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such reentry is to be considered or construed as a forcible entry by Landlord.

14.4 No Waiver. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay Rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

14.5 Landlord’s Default. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord’s obligations under this Lease and the breach or failure continues for a period of thirty (30) consecutive days after Tenant notifies Landlord in writing of Landlord’s breach or failure or if Landlord fails to cure an emergency affecting Tenant’s quiet enjoyment of the Premises within a reasonable period of time (depending on the nature of the harm to Tenant’s quiet enjoyment or the emergency) after Tenant gives written notice thereof (or oral notice in the event of an emergency) to Landlord; provided that if Landlord is not able through the use of commercially reasonable efforts to cure a nonemergency breach or failure within such thirty (30) consecutive day period, Landlord’s breach or failure is not a default as long as Landlord commences to cure its breach or failure within the thirty (30) consecutive day period and thereafter diligently pursues the cure to completion.

15.	SURRENDER AND HOLDING OVER.

15.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements, Permitted Alterations and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from Permitted Alterations and approved Alterations; provided, however, that prior to the expiration or termination of this Lease, Tenant shall remove all from the Premises all of Tenant’s personal property and any Trade Fixtures and all Alterations and Permitted Alterations that Landlord has elected to require Tenant to remove (except that Landlord will not be permitted to require Tenant to remove any Alterations and Permitted Alterations that Landlord advised Tenant in writing that Tenant would not be required to remove in accordance with Section 7.1 above nor will Tenant be required to remove the initial Tenant Improvements installed by Landlord pursuant to the Tenant Improvement Rider) and repair any damage caused by such removal, and if such removal is not timely completed, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord as Additional Rent on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within twenty (20) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to

Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section 15.1 shall survive the expiration or termination of this Lease.

15.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) holds over after the expiration or termination of this Lease, with or without the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that Rent shall be payable, if without the express written consent of Landlord, at a monthly rate equal to one hundred fifty percent (150%) of Rent, or, if with the express written consent of Landlord, at a monthly rate equal to the Rent applicable during the last rental period of the Term. No act or omission by Landlord, other than its specific written consent, which Landlord may grant or withhold in Landlord’s sole and absolute discretion, shall constitute permission for Tenant to continue in possession of the Premises. In all events, Landlord may terminate Tenant’s holdover tenancy at any time upon thirty (30) days written notice. Acceptance by Landlord of Rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to surrender the Premises within thirty (30) days of the expiration or sooner termination of this Lease, including (i) any Rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES.

16.1 Subordination; Attornment. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Project (collectively, “Mortgages”), and to all renewals, modifications, consolidations, replacements and extensions of any such Mortgages. At the request of any underlying lessor or mortgagee, Tenant shall attorn to such underlying lessor or mortgagee, its successors in interest or any purchaser in a foreclosure sale. If an underlying lessor or mortgagee or any other person shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed, then, as long as no Event of Default occurs under this Lease after Tenant’s receipt of written notice of such default, the holder of the Mortgage will not disturb Tenant’s rights of possession under this Lease. At the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, (i) Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease and (ii) this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the Project. In confirmation of such subordination and/or attornment, Tenant shall execute promptly any certificate that Landlord may reasonably request. Tenant hereby covenants and agrees that the holder of any existing Mortgage, or anyone claiming by, through or under said holder shall not be: (a) liable for any act or omission for any prior landlord (including Landlord), (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (c) bound by any Base Rent or Additional Rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or (d) bound by any modification of this Lease made without the consent of such Mortgagee. Tenant will execute and deliver to Landlord, concurrently with Tenant’s execution of this Lease and delivery thereof to Landlord, a subordination, non- disturbance and attornment agreement in the form of Exhibit E attached hereto and incorporate herein (“SNDA Agreement”). Landlord will use commercially reasonable efforts to cause Landlord’s existing

Mortgage holder to execute the SNDA Agreement and to return the executed SNDA Agreement to Tenant as soon as commercially practicable following the full execution of this Lease.

16.2 Mortgagee Protection. Tenant agrees to give any holder of any Mortgage covering any part of the Project (“Mortgagee”), by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord fails to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be reasonably necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Mortgage, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued,

16.3 Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in still force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid Rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). If Tenant fails timely to execute and deliver such certificate as provided above, then Landlord and the addressee of such certificate shall be entitled to rely upon the information contained in the certificate submitted to Tenant as true, correct and complete, and Tenant shall be estopped from later denying, contradicting or taking any position inconsistent with the information contained in such certificate. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Project shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, which second written request will reiterate the following remedies in bolded, all capital letters, such failure shall be deemed an Event of Default by Tenant and Tenant shall be liable to Landlord for any and all damages incurred by Landlord, including, without limitation, any profits or other benefits from any financing of the Project or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

17.	ADDITIONAL PROVISIONS.

17.1 Storage Space. Landlord will provide to Tenant during the Term between approximately one hundred fifty (150) and five hundred (500) rentable square feet of storage space for Tenant’s exclusive use as storage for personal property used in connection with Tenant’s occupancy of the Premises. The location of the storage space will be designated by Landlord in its sole discretion. Tenant agrees to accept the storage space in “as is” condition and to lease the storage space from Landlord in accordance with this Section 17.1 for the entire Term (as may be extended). Tenant, at its sole cost and expense, will replace and pay for all lighting bulbs, tubes, ballasts and starters required for the storage space and must provide its own janitorial services and any other services necessary for Tenant’s use of the storage space. Tenant must maintain the storage space in good and clean condition during the term of this Lease. Tenant hereby agrees to pay annual Base Rent for the storage space in an amount equal to the product of Twelve and No/100ths Dollars ($12.00) multiplied by the number of rentable square feet of floor area contained within such storage space and Tenant further agrees to pay, as Additional Rent, that portion of Operating Costs and Taxes allocable to such storage space, it being acknowledged and agreed that such storage space is being provided to Tenant on a “triple net” basis (i.e., Base Rent for such storage space is net of Operating Costs (including insurance) and Taxes attributable to such space, which Tenant will pay to Landlord in addition to Base Rent for such space and without reference to an expense stop, base year or otherwise). The releases and insurance, indemnity and liability provisions and waivers in this Lease apply to the storage space as if it were a part of the Premises. Landlord has the right at any time during the Term, upon giving Tenant at least thirty (30) days prior written notice, at

Landlord’s sole cost and expense, to move Tenant from the storage space to comparable storage space (as reasonably determined by Landlord) elsewhere in the Building of approximately the same size as the prior storage space.

17.2 Parking. During the first twenty-four (24) months of the initial Term of this Lease, Landlord licenses to Tenant one hundred forty-three (143) unreserved parking spaces, such parking spaces to be located in a portion of the Parking Facilities as designated from time to time by Landlord and provided to Tenant without charge for the first twenty-four (24) months of the Term. From and after the expiration of the aforementioned twenty-four (24) month period and continuing throughout the remainder of the initial sixty-nine (69) month Term of this Lease, Landlord shall increase this license by twenty-eight (28) unreserved parking spaces such that Tenant is provided with one hundred seventy-one (171) unreserved parking spaces, all such parking spaces to be located in a portion of the Parking Facilities as designated from time to time by Landlord and provided to Tenant at a cost of $25.00 per month for each of the one hundred seventy-one (171) unreserved parking spaces. From and after the expiration of the initial sixty-nine (69) month Term of this Lease, Landlord may change its parking charges at any time on not less than thirty (30) days prior notice to Tenant. Unless otherwise notified by Landlord, Tenant will pay all parking fees as Additional Rent at the same time, place and manner as Base Rent, but said parking may be paid separately by Tenant. Parking at the Project by Tenant is subject to the other provisions of this Lease, including without limitation, the Building Rules. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project. From time to time during the Term, Tenant may request the license of additional unreserved parking spaces, and in such event, provided the same are available, as determined by Landlord in Landlord’s sole and absolute discretion, Landlord will license same to Tenant on the same terms and conditions as are set forth above (provided, however, that any such additional unreserved parking spaces will be provided to Tenant at a cost of $25.00 per month for each such space if Tenant elects to license the same at any time during the Term of this Lease). Tenant hereby expressly acknowledges and agrees that the Parking Facilities may include surface parking adjacent to the building in which the Premises is located if Landlord, in Landlord’s sole and absolute discretion, elects to construct such surface parking at any time during the Term.

17.3 Expanded Development. Tenant acknowledges and agrees that the Building may be included within a larger, integrated real estate development including additional buildings and land. Landlord may elect, in Landlord’s sole discretion, to operate such development as a unit and compute any Excess Operating Costs accordingly. If Landlord does so, then Tenant’s Share of Excess Operating Costs will be appropriately adjusted to compare the rentable area of the Premises to the total rentable area within such development for which expenses are included. Nothing herein will be deemed to require Landlord to develop or construct any such additional buildings or to combine the Building with any other buildings.

17.4 Signs. Landlord will initially provide to Tenant (a) one building standard tenant identification sign adjacent to the entry door of the Premises and (b) one standard building directory listing. The signs will conform to Landlord’s sign criteria. Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Landlord may immediately remove, at Tenant’s sole cost and expense, any sign, decoration or advertising material that violates this Section 17.4. In addition to the foregoing, and provided Tenant is able to obtain all necessary governmental and quasi-governmental approvals therefor, Landlord will, at Tenant’s expense, install a sign on the exterior of the North side of the Building displaying Tenant’s name, which sign will be in the location depicted on Exhibit F attached hereto and incorporated herein. Tenant must pay all annual and other permit fees therefor and must pay all costs of maintenance thereof during the Term and all costs for the removal thereof upon the expiration or earlier termination of the Term. Any such sign and the display of Tenant’s name thereon will be subject to the terms of any restrictive covenants applicable thereto and all laws, codes, ordinances, rules and regulations, and will be subordinate to all building designation signs (if any). Such sign must conform to the comprehensive sign plan approved by the City. The size, location, design and all other aspects of such sign, including the conformance thereof to such comprehensive sign plan, will be subject to Landlord’s approval. When Tenant requests Landlord’s approval of such sign, Tenant will concurrently submit to Landlord the proposed fabrication drawings thereof which will be sufficiently detailed for Landlord to determine whether the sign complies with such comprehensive sign plan.

17.5 First Right of Offer. So long as no Event of Default then exists under this Lease and Tenant is then in compliance with ail terms and conditions of this Lease, Tenant will have the first right (“First Right”) to be offered by Landlord the opportunity to lease the approximately 7,539 rentable square feet of space commonly known as Suite 200 on the second floor of the Building (the “First Right Space”). The First Right is subject to the terms and conditions set forth in this Section 17.5 and is further subject to Landlord’s existing lease (as of the Lease Date) of such space to a third party tenant (the “Existing Suite 200 Lease”). If at any time after the Commencement Date, the Existing Suite 200 Lease expires (which lease is presently scheduled to expire on December 31, 2012) or sooner terminates as the result of the default of the existing tenant (but not as the result of a voluntary termination or lease forgiveness by Landlord) and Tenant has met the requirements necessary to exercise the First Right, Landlord will first notify Tenant that the First Right Space is available for lease. Landlord’s notice will contain all economic terms and conditions of Landlord’s proposed leasing of the First Right Space. Tenant must notify Landlord in writing within five (5) Business Days of receiving Landlord’s notice (time being of the essence) whether Tenant desires to lease the First Right Space from Landlord on the terms set forth in Landlord’s notice. If Tenant notifies Landlord that Tenant does not desire to lease the First Right Space, or if Tenant does not respond in writing to Landlord’s notice within such five (5) Business Day period, then Landlord may freely lease the First Right Space without restriction and Landlord’s obligations under this Section 17.5 shall thereafter automatically terminate and be of no further force or effect; provided, however, if a lease of the First Right Space to another tenant (or tenants, as applicable) on substantially the same (as hereinafter defined) economic terms is not consummated within six (6) months next following the lapse of the above-mentioned notice periods, as applicable, then Tenant’s First Right as to such First Right Space shall be reinstated. For purposes of the preceding sentence, the terms and conditions of Landlord’s lease of the First Right Space to another tenant (or tenants, as applicable) shall be “substantially the same” as the terms and conditions offered to Tenant if Landlord leases the First Right Space with an effective rental rate equal to at least eighty-five percent (85%) of that offered to Tenant and for a term at least eighty-five percent (85%) as long as the term proposed in the notice to Tenant from Landlord. If Tenant timely notifies Landlord in writing within such five (5) Business Day period that Tenant desires to lease the First Right Space on the terms and conditions contained within Landlord’s notice, the parties will thereafter negotiate the documentation for Tenant’s lease of the First Right Space from Landlord; provided, however, that in the event Tenant exercises Tenant’s first right to lease the First Right Space and the commencement date for the First Right Space occurs within the first twelve (12) months of the initial Term, then in that event the same terms and conditions as are applicable to the original Premises under this Lease shall apply to the First Right Space, with an appropriately prorated tenant improvement allowance to reflect the reduced lease term with regard to the First Right Space as well as the condition of the then-existing tenant improvements within the First Right Space. If Landlord and Tenant fail to mutually agree upon the documentation memorializing Tenant’s lease of the First Right Space and to execute a written amendment to this Lease within ten (10) days after Tenant delivers Tenant’s offer notice to Landlord, then Landlord’s obligations under this Section 17.5 shall automatically terminate and be of no further force or effect at the end of such ten (10) day period, subject to reinstatement as expressly provided above in this Section 17.5. If Tenant’s First Right is still in effect at the end of the initial Term, the First Right shall automatically terminate on the last day of the initial Term and will not apply during any extension of the Term. The purpose of this Section 17.5 is to provide notice to Tenant so that Tenant may be in a position to offer to lease such space on a competitive basis with others, and, notwithstanding anything to the contrary contained in this Section 17.5, nothing in this Section 17.5 shall be deemed to be an option or right of first refusal.

17.6 Building Antenna/Microwave Dishes. Subject to the provisions of this Section 17.6, Tenant may use a portion of the roof of the Building to install, operate and maintain telecommunications equipment including antennae and satellite dishes solely for Tenant’s personal use within the Premises (“Telecommunications Equipment”). If Tenant elects to install Telecommunications Equipment, Landlord will not impose a monthly rental charge for the placement of such equipment on the Building Roof. Tenant will install the Telecommunications Equipment (and related wiring) only in a location determined by Landlord, which location Landlord may change from time to time during the Term for any reason, including, without limitation, to accommodate Landlord’s installation of one (1) or more solar panels on the Building roof in a location determined by Landlord in Landlord’s sole and absolute discretion. Landlord will provide Tenant with reasonable access to the Building risers in order for Tenant to effectuate the Telecommunications Equipment installation. Tenant’s installation, maintenance, replacement and removal of any Telecommunications Equipment (and related wiring) must comply with the requirements of any Building roof warranties, all provisions of Article 7 governing Alterations, and the other terms and conditions of this Lease. Tenant’s installation, operation and maintenance of the Telecommunications Equipment is subject to Tenant receiving and maintaining all governmental approvals required for the Telecommunications Equipment and otherwise complying with all Laws relating thereto. The Telecommunications Equipment (and related wiring) must not interfere with any existing Building equipment or other tenants’ equipment. Upon prior notice to Landlord, Tenant will be allowed reasonable access to the Telecommunications Equipment area during Business Hours for the purpose of maintaining and servicing such equipment. All Telecommunications Equipment (and related wiring) will remain the personal property of Tenant, will be located and maintained at Tenant’s sole cost and risk, and must be removed by Tenant at the end of the Term, Tenant hereby agreeing to return the portion of the Building roof upon which the Telecommunications Equipment was located to the condition in which such portion of the Building roof existed immediately prior to Tenant’s installation of the Telecommunications Equipment thereon.

17.7 Access. Subject to emergencies and Force Majeure events, Tenant will have access to the Building and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week, via a card key system, subject to compliance with Landlord’s reasonable rules and regulations regarding security.

17.8 Tenant’s Security System. Subject to obtaining Landlord’s prior written consent, following Landlord’s Substantial Completion of the Tenant Improvements, Tenant may install a separate security/card access system for the Premises at Tenant’s sole cost and expense, provided that such separate security system shall be installed in accordance with the provisions of Article 7 of this Lease and shall be subject to all of the terms, covenants and provisions contained in this Lease. If Tenant installs such a system in the Premises, any replacement of such system and all maintenance and repair of such system will be Tenant’s sole responsibility and at Tenant’s sole cost and expense. Tenant agrees to reimburse Landlord for all costs incurred by Landlord in connection with said system. Tenant further agrees that Landlord will have no liability for any failure or other breach of said system. Tenant is obligated to remove said system from the Building at the expiration or earlier termination of the Term, and Tenant must repair any and all damage to the Building resulting from such removal. Such removal and the repair of damage caused thereby shall be at Tenant’s sole cost and expense.

17.9 Restricted Tenants. Subsequent to the date of this Lease, provided no Event of Default then exists, Landlord agrees, during the time that the originally-named Tenant hereunder is continuously operating for business during Business Hours from the Premises, Landlord will not lease space in the Building to any of the following entities: Yahoo!, Google, Yellowpages.com (division of AT&T) and Reach Local; provided, however, in the event Tenant is acquired by or otherwise merges with any of the foregoing four (4) entities, then in that event, upon Tenant’s prior written request, Landlord will agree to delete the acquiring/merging entity from the foregoing list and replace the same with another competitor of Tenant reasonably acceptable to Landlord (the “Restricted Tenants Clause”). If Tenant fails to continuously operate for business from within the Premises for more than six (6) months (as reasonably determined by Landlord) or if the Restricted Tenants Clause is deemed to be in violation of applicable law, then the Restricted Tenants Clause, and Landlord’s obligations under this Section 17.9, will automatically terminate. Tenant does hereby indemnify, defend and hold Landlord harmless from any claim, cost, loss or damage (including reasonable attorneys’ fees) incurred or alleged against Landlord by any person, firm, corporation or other entity whatsoever by reason of Landlord’s compliance, or attempted compliance, with this Section 17.9, and in the event Landlord is made subject to any action, proceeding or penalty with respect to the provisions of this Section 17.9, Tenant will indemnify, defend and hold Landlord harmless from any cost, loss, claim or expense in respect thereto with counsel approved by Landlord, the actual out-of-pocket costs of such indemnification and defense (including reasonable attorneys’ fees) to be paid entirely by Tenant. Notwithstanding the foregoing, this Section 17.9 will not apply to (i) any leases entered into by Landlord prior to the date of this Lease (or any leases being circulated for signature prior to the date of this Lease), nor to any amendments or renewals of such leases, or (ii) any leases for premises within buildings other than the Building.

17.10 Notices. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served by messenger or reputable overnight courier service, addressed to the other party at the party’s address for notices set forth in the Basic Terms. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt), or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or overnight courier service. Either party may change its address for notices hereunder by notice to the other party complying with this Section 17.10. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section 17.10.

17.11 Financial Statements. From time to time during the Term, but not more than one (1) time during any calendar year, and within twenty (20) days after written request therefor, Tenant shall deliver to Landlord complete, accurate and up-to-date financial statements (including at least a balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles and certified by an independent certified public accountant or Tenant’s (or each guarantor’s) chief financial officer as being a true, complete and correct statement of Tenant’s (or each guarantor’s) financial condition as of the date of such financial statements.

17.12 Quiet Possession. Subject to Tenant’s full and timely performance of all of Tenant’s covenants and obligations under this Lease, and subject to the terms of this Lease, Tenant shall have the quiet possession of the Premises throughout the Term free from hindrance or molestation from Landlord or any persons or entities lawfully claiming by, through or under Landlord.

17.13 Security Measures. Landlord may, but shall be under no obligation to, implement security measures for the Project, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as to minimize unreasonable inconvenience of tenants of the Building. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a reasonable deposit for each Building access card issued to Tenants. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall, at all times, have the right to change, alter or reduce any such security services or measures, and Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such Security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

17.14 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Base Rent, Additional Rent and any other charges to be paid by Tenant pursuant to this Lease (collectively, “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by an event of Force Majeure.

17.15 Rules and Regulations. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit D. In addition, Tenant shall be bound by any reasonable, nondiscriminatory rules and regulations hereafter adopted by Landlord for the Building upon notice to Tenant thereof (collectively, the rules and regulations set forth on Exhibit D and such rules and regulations hereinafter adopted are referred to as the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

17.16 Limitation on Landlord’s Liability. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance or transfer of title to the Building, then from and after the date of such conveyance or transfer, the transferor shall be relieved of all liability with respect to obligations of the Landlord hereunder to be performed after the date of such conveyance or transfer. However, notwithstanding any such transfer, the transferor remains entitled to the benefits of Tenant’s releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor’s period of ownership. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building and the rents, issues and profits therefrom as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners, shareholders, members, directors, officers or managers on account of this Lease. In no event is Landlord or any Landlord Party liable to Tenant or any other person for consequential, indirect, special or punitive damages.

17.17 Consents and Approvals. Except as expressly provided in this Lease to the contrary, wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord’s consent will not be unreasonably withheld, conditioned or delayed. If it is determined that Landlord failed to grant consent where Landlord was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Project, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

17.18 Brokers. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Terms (the “Brokers”) in accordance with Landlord’s separate written agreement with the Brokers, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers. Tenant shall indemnify and hold Landlord harmless from any Claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission, based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

17.19 Entire Agreement; Amendment. This Lease, including the Exhibits attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

17.20 Authority. Each person executing this Lease on behalf of Landlord and Tenant hereby covenants and warrants that: (a) the entity on whose behalf such person is signing is duly organized and validly existing under the laws of its state or country of organization; (b) such entity has full right and authority to enter into this Lease and to perform all of Landlord’s and Tenant’s obligations hereunder; and (c) each person (and both of the persons if more than one signs) signing this Lease on behalf of Landlord or Tenant is duly and validly authorized to do so.

17.21 Successors. The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

17.22 Captions. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

17.23 No Joint Venture. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant.

17.24 Severability. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

17.25 Survival. All of Tenant’s obligations under this Lease (together with interest on payment obligations at the Interest Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant’s releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

17.26 Governing Law. This Lease is governed by, and must be interpreted under, the internal laws of the State in which the Premises is located. Any suit arising from or relating to this Lease must be brought in the County in which the Premises is located; Landlord and Tenant waive the right to bring suit elsewhere.

17.27 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

17.28 Joint and Several Liability. All parties signing this Lease as Tenant and any guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant’s obligations under this Lease.

17.29 Provisions are Covenants and Conditions. All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

17.30 Management. Landlord’s General Manager is authorized to manage the Project. Landlord has appointed General Manager to act as Landlord’s agent for leasing, managing and operating the Project. The General Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord’s behalf.

17.31 No Recording. Tenant will not record this Lease or a Memorandum of this Lease without Landlord’s prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

17.32 Nondisclosure of Lease Terms. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant’s disclosure of the terms and conditions of this Lease could adversely affect Landlord’s ability to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant will not, without Landlord’s consent (which consent Landlord may grant or withhold in its sole and absolute discretion), directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant’s employees and agents who have a legitimate need to know such information (and who will also keep the same in confidence).

17.33 Construction of Lease and Terms. The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord’s submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord’s execution of this Lease.

17.34 No Press Release. The parties agree that there will be no media release, public announcement or public disclosure (“Publicity”) relating to this Lease or the subject matter of this Lease, unless and until the time for delivery of the Tl Termination Notice has expired without the giving of notice by one party to the other. Any Publicity which a party wishes to give after the expiration of such period must be coordinated with and reasonably approved by the other party.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have each caused this Lease to the executed and delivered by their duly authorized representatives as of the Lease Date set forth above.

TENANT:		LANDLORD:

YELP! INC., a Delaware corporation		JEMB SCOTTSDALE LLC, a Delaware limited liability company

By:	/s/ Geoffrey L. Donaker	By:	Scottsdale Holding Inc., a Delaware corporation
Name:	Geoffrey L. Donaker		Its Managing Member
Title:	COO
		By:	/s/Joseph Jerome
		Name:	Joseph Jerome
		Title:	Authorized Signatory

EXHIBIT A

FLOOR PLAN

[SEE ATTACHED]

A-1

YELP!
SUITE 220

PREPARED FOR: GALLERIA CORPORATE CENTRE	GALLERIA CORPORATE CENTRE SCOTTSDALE, ARIZONA	4343 BUILDING SECOND FLOOR «:»««. tB

A-2

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

PARCEL NO. 1:

That portion of the Southwest quarter of Section 23, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the Northwest corner of the Southwest quarter of the Northwest quarter of said Southwest quarter;

thence South 89 degrees 32 minutes 34 seconds East (assumed bearing) along the North line of the Southwest quarter of the Northwest quarter of said Southwest quarter 51.98 feet to a point on a curve concave Northeasterly whose radius point bears North 73 degrees 56 minutes 49 seconds East 505.00 feet, said curve hereinafter referred to as “Curve Number 1”, said point-on-curve being the TRUE POINT OF BEGINNING;

thence continuing along said North line and along the North line of the South half of the East half of the Northwest quarter of the Southwest quarter of said Section 23, South 89 degrees 32 minutes 34 seconds East 613.48 feet to a point of intersection with the Southerly prolongation of the West line of Tract B, Camelback Park Plaza, according to Book 86 of Maps, page 13, records of Maricopa County;

thence North 00 degrees 06 minutes 23 seconds East along said West line and Southerly prolongation a distance of 147.12 feet to the Northwest corner of said Tract B;

thence South 89 degrees 32 minutes 34 seconds East along the North line of said Tract B a distance of 73.13 feet (Record 73.00 feet) to the Northeast corner thereof,

thence South 00 degrees 07 minutes 46 seconds West (record South) along the East line of said Tract B and its Southerly prolongation a distance of 147.12 feet to a point on the North line of the Southeast quarter of the Northwest quarter of said Southwest quarter, thence South 89 degrees 32 minutes 34 seconds East (record South 89 degrees 39 minutes 41 seconds East and South 89 degrees 38 minutes West) along last said North line 206.91 feet to a point of intersection with the Northerly prolongation of the East line of Tract A, Winfield Scott Plaza Unit Four, according to Book 70 of Maps, page 28, records of Maricopa County, thence South 00 degrees 05 minutes 08. seconds West (record South 0 degrees 01 minutes 43 seconds East) along said East line and Northerly prolongation a distance of 165.85 feet;

thence North 89 degrees 33 minutes 20 seconds West (record North 89 degrees 41 minutes 21 seconds West) a distance of 288.07 feet along the South line of said Tract A and its Westerly prolongation to a point on the East line of the Southwest quarter of the Northwest quarter of said Southwest quarter; said point being the Southeast corner of the North half of the North half of said Southwest quarter of the Northwest quarter of the Southwest quarter, and said point also being the Northeast corner of Winfield Scott Plaza Unit Three, according to Book 70 of Maps, page 49, records of said county;

thence South 00 degrees 07 minutes 05 seconds West (record South 0 degrees 01 minutes 30 seconds East) along last said East line 105.92 feet;

thence North 89 degrees 32 minutes 38 seconds West 48.33 feet to a point of curvature of a curve concave Southeasterly having a radius of 205.00 feet.

thence Southwesterly along the arc of said curve through a central angle of 48 degrees 49 minutes 13 seconds a distance of 174.68 feet to a point on the North line of Lot 111 of said Winfield Scott Plaza Unit Three, which point lies North 89 degrees 33 minutes 43 seconds West (record North 89 degrees 41 minutes 21 seconds West) 33.58 feet from the Northeast corner thereof, thence continuing along last said curve through a central angle of 6 degrees 46 minutes 17 seconds a distance of 24.23 feet to a point of tangency;

thence South 34 degrees 51 minutes 52 seconds West 17.33 feet to a point of curvature of a curve concave, Northerly having a radius of 25.00 feet;

thence Westerly along the arc of said curve through a central angle of 90 degrees 00 minutes 00 seconds a distance of 39.27 feet to a point of tangency,

thence North 55 degrees 08 minutes 08 seconds West 70.60 feet to a point on the North line of Lot 110 of said Winfield Scott Plaza Unit Three, which point lies South 89 degrees 33 minutes 43 seconds East (record South 89 degrees 41 minutes 21 seconds East) 24.85 feet from the Northwest corner thereof, thence continuing along last said tangent line a distance of 34.93 feet;

thence North 34 degrees 51 minutes 52 seconds East a distance of 7.00 feet;

thence North 55 degrees 08 minutes 08 seconds West 76.53 feet to a point of curvature of a curve concave Northeasterly, being said “Curve Number 1”, whose radius point bears North 34 degrees 51 minutes 52 seconds East 505.00 feet;

thence Northwesterly along the arc of said curve through a central angle of 39 degrees 04 minutes 57 seconds a distance of 344.47 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 2:

That portion of the Southwest quarter of Section 23, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the Northwest corner of the Southwest quarter of the Northwest quarter of said Southwest quarter;

thence South 00 degrees 07 minutes 06 seconds West (assumed bearing) (record South) along the monument line of Scottsdale Road a distance of 536.00 feet (record 535.82 feet) to the Northwest corner of Winfield Scott Plaza unit Two, according to Book 67 of Maps, page 41, records of Maricopa County;

thence South 89 degrees 33 minutes 19 seconds East along the North line of said Winfield Scott Plaza Unit Two, which North line is also the South line of Winfield Scott Plaza Unit Three, according to Book 70 of Maps, page 49, records of said County, a distance of 56.00 feet to a point on the Easterly right-of-way line of Scottsdale Road, said point being the TRUE POINT OF BEGINNING;

thence North 00 degrees 07 minutes 06 seconds East along said Easterly right-of-way line of Scottsdale Road a distance of 40.00 feet to the Southwest corner of Lot 96 of said Winfield Scott Plaza Unit Three;

thence South 89 degrees 33 minutes 19 seconds East (record South 89 degrees 42 minutes 10 seconds East) along the South line of said Lot 96, its Easterly prolongation, and along the South line of Lot 105 of said Winfield Scott Plaza Unit Three a distance of 123.40 feet to a point on last said South line which lies North 89 degrees 33 minutes 19 seconds West (record North 89 degrees 42 minutes 10 seconds West) 52.64 feet from the Southeast corner of said Lot 105;

thence North 00 degrees 28 minutes 09 seconds East a distance of 36.34 feet;

thence South 89 degrees 31 minutes 51 seconds East a distance of 22.02 feet;

thence North 00 degrees 26 minutes 41 seconds East h distance of 25.57 feet;

thence South 89 degrees 33 minutes 00 seconds East along the North line of Lot 104 of said Winfield Scott Plaza Unit Three and its Easterly prolongation a distance of 70.21 feet to the Monument Line of Winfield Scott Plaza Street as shown on the plat of said Winfield Scott Plaza Unit Three;

thence North 00 degrees 04 minutes 50 seconds East (record North) along said Monument Line a distance of 19.87 feet;

thence South 55 degrees 08 minutes 08 seconds East a distance of 48.70 feet to a point on the West line of Lot 107 of said Winfield Scott Plaza Unit Three, from which point the Southwest comer of Lot 106 of said Winfield . Scott Plaza Unit Three lies South 0 degrees 04 minutes 50 seconds West (assumed bearing) a distance of 54.21 feet;

thence continuing South 55 degrees 08 minutes 08 seconds East a distance of 34.17 feet to the point of curvature of a curve concave Westerly having a radius of 25.00 feet;

thence Southern, along the art: of said curve through a central angle of 90 degrees 00 minutes .00 seconds a distance of 39.27 feet to the point of tangency;

thence South 34 degrees 51 minutes 52 seconds West a distance of 0.15 feet to a point on the South line of said Lot 106, from which point the Southeast corner of Lot 115 of said Winfield Scott Plaza Unit Three lies South 89 degrees 35 minutes 15 seconds East a distance of 141.77 feet;

thence continuing South 34 degrees 51 minutes 52 seconds West a distance of 182.88 feet to the point of curvature of a curve concave Northwesterly having a radius of 145.00 feet;

thence Southwesterly along the arc of said curve through a central angle of 6 degrees 25 minutes 05 seconds a distance of 16.24 feet to a point on the East line of Lot 84 of said Winfield Scott Plaza Unit Two;

thence continuing along the arc of said curve through a central angle of 40 degrees 15 minutes 45 seconds a distance of 101.89 feet to a point on the Easterly prolongation of the South line of Lot 90 of said Winfield Scott Plaza Unit Two, which lies South 89 degrees 33 minutes 28 seconds East (record South 89 degrees 42 minutes 57 seconds East) 88.53 feet from the Southwest corner of said Lot 90;

thence continuing along the arc of said curve through a central angle of 8 degrees 14 minutes 12 seconds a distance of 20.85 feet to the point of tangency;

thence South 89 degrees 46 minutes 55 seconds West a distance of 67.76 feet to a point on the Easterly right-of-way line of Scottsdale Road which point is on the West line of Lot 91 of said Winfield Scott Plaza Unit Two, and which point lies South 0 degrees 07 minutes 06 seconds West (record South) a distance of 2.52 feet from said Southwest corner of Lot 90;

thence North 00 degrees 07 minutes 06 seconds East along said Easterly right-of-way line a distance of 174.64 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 3:

That part of the following described parcel designated and referred to as the “Subsurface Parcel” in that certain License Agreement recorded in Document No. 89-407772, records of Maricopa County, Arizona;

That portion of the Southwest quarter of Section 23, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the intersection of the monument lines of Paradise Paseo (also known as 6th Avenue) and Winfield Scott Plaza as shown on the plat of Winfield Scott Plaza Unit Three as recorded in Book 70 (Maps) page 49 at the Maricopa County Recorder’s Office, Maricopa County, Arizona;

thence South 89 degrees 35 minutes 15 seconds East (assumed bearing) along the monument line of said Paradise Pasco 82.96 feet;

thence North 34 degrees 51 minutes 52 seconds East 101.08 feet;

thence North 55 degrees 08 minutes 08 seconds West 50.00 feet to the TRUE POINT OF BEGINNING;

thence South 34 degrees 51 minutes 52 seconds West 48.51 feet to a point of ton-tangent curvature of a curve concave Southwesterly whose radius point bears South 46 degrees 24 minutes 05 seconds West 25.00 feet;

thence Northwesterly along the arc of said curve through a central angle of 11 degrees 32 minutes 13 seconds a distance of 5.03 feet to a point of tangency;

thence North 55 degrees 08 minutes 08 seconds West 182.07 feet;

thence South 34 degrees 51 minutes 52 seconds West 2.00 feet to a point of non-tangency curvature of a curve concave Northeasterly whose radius point bears North 34 degrees 51 minutes 52 seconds East 610.00 feet, said curve hereinafter referred to as “Curve Number 1”;

thence Northwesterly along the arc of said curve, through a central angle of 8 degrees 11 minutes 06 seconds a distance of 87.14 feet;

thence leaving the arc of said curve on a radial bearing North 43 degrees 02 minutes 58 seconds East 100.00 feet to a point on non-tangent curvature of a curve concave Northeasterly, concentric with said Curve Number 1, whose radius point bears North 43 degrees 02 minutes 58 seconds East 510.00 feet;

thence Southeasterly along the arc of said curve through a central angle of 8 degrees 11 minutes 06 seconds a distance of 87.14 feet;

thence leaving the arc of said curve on a radial line South 34 degrees 51 minutes 52 seconds West 2.00 feet;

thence South 55 degrees 08 minutes 08 seconds East 182.07 feet to a point of curvature of a curve concave Northeasterly having a radius of 25.00 feet;

thence Southeasterly along the arc of said curve through a central angle of 11 degrees 32 minutes 13 seconds a distance of 5.03 feet;

thence leaving the arc of said curve on a non-tangential line South 34 degrees 51 minutes 52 seconds West 48.51 feet to the TRUE POINT OF BEGINNING.

PARCEL NO. 4:

That part of the following described parcel designated and referred to as the “Air Parcel” in that certain License Agreement recorded in Document No. 89-407772, records of Maricopa County, Arizona;

That portion of the Southwest quarter of Section 23, Township 2 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

COMMENCING at the intersection of the monument lines of Paradise Paseo (also known as 6th Avenue) and Winfield Scott Plaza as shown on the plat of Winfield Scott Plaza Unit Three as recorded in Book 70 (Maps) page 49 at the Maricopa County Recorder’s Office, Maricopa County, Arizona;

thence South 89 degrees 35 minutes 15 seconds East (assumed bearing) along the monument line of said Paradise Paseo 82.96 feet;

thence North 34 degrees 51 minutes 52 seconds East 101.08 feet;

thence North 55 degrees 08 minutes 08 seconds West 36.00 feet to the TRUE POINT OF BEGINNING;

thence South 34 degrees 51 minutes 52 seconds West 60.00 feet;

thence North 55 degrees 08 minutes 08 seconds West 80.00 feet;

thence North 34 degrees 51 minutes 52 seconds East 120.00 feet;

thence South 55 degrees 08 minutes 08 seconds East 80.00 feet;

thence South 34 degrees 51 minutes 52 seconds West 60.00 feet to the TRUE POINT OF BEGINNING;

EXCEPT that part lying within the hereinabove described Parcel Nos. 1 and 2.

PARCEL NO. 5:

Lots 8, 9 and 10, SHOEMAN TRACT, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 42 of Maps, page 31.

PARCEL NO. 6:

Lots 72, 73, 74 and the West half of Lot 71, CAMELBACK PARK PLAZA, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona, in Book 86 of Maps, page 13.

PARCEL NO. 7:

That portion of the alley lying Southerly and adjacent to Lots 72, 73, 74 and the West half of Lot 71, CAMELBACK PARK PLAZA, according to the plat of record in the office of the County Recorder of Maricopa County, Arizona0 in Book 86 of Maps, page 13, as abandoned by City of Scottsdale Resolution No. 3207 recorded August 31, 1989 in Document No. 89-407767.

EXHIBIT C

TENANT IMPROVEMENT RIDER

18.	INITIAL IMPROVEMENTS.

18.1 Tenant Improvements. Landlord will cause to be constructed (using an architect, MEP engineers, general contractor and subcontractors selected by Landlord [after obtaining at least three (3) competitive bids from Landlord’s general contractors]), at Landlord’s sole cost and expense (subject to the remaining provisions of this Section 18.1), all Tenant Improvements identified with specificity within, and in substantial accordance with, the Space Plan (as hereinafter defined). The parties intend that the Tenant Improvements set forth herein will be performed in a manner such that this Lease is a “turn key” Lease. The Tenant Improvements will be designed as described in this Tenant Improvement Rider. The Tenant Improvements become the property of Landlord and a part of the Building immediately upon installation. Notwithstanding the foregoing, the parties acknowledge and agree that, as of the Lease Date, Landlord has not received a final cost estimate for the Tenant Improvements from Landlord’s general contractor. If, after receipt of the final cost estimate, Landlord determines that it is unable to “turn key” the Tenant Improvements, Landlord, within three (3) business days after receipt of the final cost estimate, will meet with its general contractor and negotiate to reduce the total cost for the Tenant Improvements. If Landlord is still not able to “turn key” the Tenant Improvements, then, within three (3) business days of such meeting with the general contractor, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s inability to construct the Tenant Improvements on a “turn key” basis, time being of the essence. Within five (5) Business Days following Tenant’s receipt of Landlord’s notification, Tenant will confer with Landlord in an effort to mutually and reasonably value engineer the Tenant Improvements such that both parties are willing to proceed with construction of the Tenant Improvements. If, despite such efforts, the parties are unable to so value engineer the Tenant Improvements within ten (10) Business Days following Tenant’s receipt of Landlord’s Notice, then either party, in its sole and absolute discretion, may terminate this Lease upon written notice to the other party (the “Tl Termination Notice”). In the event either party gives a Tl Termination Notice, Tenant shall have the right to occupy the Temporary Premises for a period of one hundred twenty (120) days thereafter in accordance with the provisions of Section 2.1. Upon expiration of such one hundred twenty day (120) day period, the Lease shall terminate and neither party shall have any further duties or obligations to the other party under this Lease (except for those obligations that expressly survive the termination of this Lease), and the Lease shall thereafter be considered null and void and of no further force or effect. For purposes hereof, “Substantially Complete” and “Substantially Completed” means either (a) the date a certificate of occupancy (temporary or final) is issued for the Premises, or (b) if a certificate of occupancy is not required, the date Tenant is reasonably able to take occupancy of the Premises; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the Premises, “Substantial Completion” means the date that all of Landlord’s work which is necessary for either (a) or (b) to occur has been performed and Landlord has made the Premises available to Tenant for the performance of Tenant’s work.

18.2 Space Plan. The parties acknowledge that a copy of the approved space plan for the Tenant Improvements, is attached hereto as Schedule 1 to this Exhibit C (“Space Plan”).

18.3 Construction Drawings and Specifications. Landlord will prepare construction drawings and specifications for the Tenant Improvements in substantial accordance with the Space Plan (the “Construction Drawings and Specifications”). Tenant will not specify long lead time items that would delay Substantial Completion of the Tenant Improvements.

18.4 Tenant’s Representative. Tenant designates John Lieu as the representative of Tenant having authority to respond to construction issues relating to the Premises and to bind Tenant by signing documents and all other notices regarding the Tenant Improvements. Tenant’s representative shall have the right to monitor Landlord’s progress in the construction of the Premises from time to time so long as such monitoring does not interfere with Landlord’s construction activities.

18.5 Punch List. Within twenty (20) days after Substantial Completion, Landlord and Tenant will inspect the Premises and develop a Punch List. Landlord will complete (or repair, as the case may be) the items listed on the Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within the twenty (20)-day period, Tenant is deemed to have accepted the Premises as delivered.

18.6 Floor Core Drilling Penetrations. As part of the Tenant Improvements, Landlord will provide floor core drilling penetrations within the Premises in the locations depicted on the Space Plan.

18.7 Tenant’s Noise Suppression System. Following Landlord’s Substantial Completion of the Tenant Improvements, Tenant, at Tenant’s sole cost and expense (subject to reimbursement by Landlord as expressly provided below), shall have the right to provide and install a noise suppression system within the Premises (the “Tenant’s Noise Suppression System”). Tenant’s Noise Suppression System shall constitute “Alterations” for purposes of this Lease and shall be performed in strict accordance with Article 7 of this Lease, including, without limitation, the requirement that (a) Tenant obtain Landlord’s prior written consent as to the design and construction of such system and Tenant’s proposed installation of the same within the Premises and (b) such system will at all times comply with any and all applicable Laws. Landlord will have no liability for any failure or other breach of Tenant’s Noise Suppression System. Upon Landlord’s prior request, Tenant will remove Tenant’s Noise Suppression System on or before the expiration or sooner termination of this Lease and Tenant, at Tenant’s sole cost and expense, will repair any damage to the Project resulting from such removal. Landlord will reimburse Tenant for Tenant’s costs of installing Tenant’s Noise Suppression System within the Premises in an amount not to exceed Fifteen Thousand and No/100ths Dollars ($15,000.00) (the “Noise Suppression System Allowance”). Any and all proposed costs submitted to Landlord for reimbursement from the Noise Suppression System Allowance must be supported by reasonable documentation, such as an invoice or receipt of purchase and payment and full, final and unconditional lien waivers from each of the contractors constructing and/or installing any portion of Tenant’s Noise Suppression System. Tenant will not request any such reimbursement from Landlord until Tenant has completed the installation of Tenant’s Noise Suppression System in strict accordance with plans and specifications reasonably pre-approved in writing by Landlord. Landlord agrees to reimburse Tenant for Tenant’s Noise Suppression System within thirty (30) days after Landlord receives Tenant’s written request for reimbursement, together with reasonable supporting documentation evidencing Tenant’s prior payment thereof, provided that Landlord has no obligation to reimburse any amounts incurred by Tenant in excess of the Noise Suppression System Allowance.

SCHEDULE 1 TO EXHIBIT C

APPROVED SPACE PLAN

[SEE ATTACHED]

EXHIBIT D

BUILDING RULES

The following Building Rules apply to and govern Tenant’s use of the Premises and Project. Capitalized terms have the meanings given in the Lease, of which these Building Rules are a part. Tenant is responsible for all Claims arising from any violation of the Building Rules by Tenant.

1. NO AWNING OR OTHER PROJECTION MAY BE ATTACHED TO THE OUTSIDE WALLS OF THE PREMISES OR PROJECT. NO CURTAINS, BLINDS, SHADES OR SCREENS VISIBLE FROM THE EXTERIOR OF THE PREMISES MAY BE ATTACHED TO OR HUNG IN, OR USED IN CONNECTION WITH, ANY WINDOW OR DOOR OF THE PREMISES WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD. SUCH CURTAINS, BLINDS, SHADES, SCREENS OR OTHER FIXTURES MUST BE OF A QUALITY, TYPE, DESIGN AND COLOR, AND ATTACHED IN A MANNER, APPROVED BY LANDLORD IN WRITING.

2. NO SIGN, LETTERING, PICTURE, NOTICE OR ADVERTISEMENT WHICH IS VISIBLE FROM THE EXTERIOR OF THE PREMISES OR PROJECT MAY BE INSTALLED ON OR IN THE PREMISES WITHOUT LANDLORD’S PRIOR WRITTEN CONSENT, AND THEN ONLY IN SUCH MANNER, CHARACTER AND STYLE AS LANDLORD MAY HAVE APPROVED IN WRITING.

3. TENANT WILL NOT OBSTRUCT SIDEWALKS, ENTRANCES, PASSAGES, CORRIDORS, VESTIBULES, HALLS, OR STAIRWAYS IN AND ABOUT THE PROJECT WHICH ARE USED IN COMMON WITH OTHER TENANTS. TENANT WILL NOT PLACE OBJECTS AGAINST GLASS PARTITIONS OR DOORS OR WINDOWS WHICH WOULD BE UNSIGHTLY FROM ANY OF THE CORRIDORS OF THE PROJECT OR FROM THE EXTERIOR OF THE PROJECT AND WILL PROMPTLY REMOVE ANY SUCH OBJECTS UPON NOTICE FROM LANDLORD.

4. TENANT WILL NOT CREATE OR ALLOW OBNOXIOUS OR HARMFUL FUMES, ODORS, SMOKE OR OTHER DISCHARGES WHICH MAY BE OFFENSIVE TO THE OTHER OCCUPANTS OF THE PROJECT OR NEIGHBORING PROPERTIES, OR OTHERWISE CREATE ANY NUISANCE.

5. THE PREMISES SHALL NOT BE USED FOR COOKING (AS OPPOSED TO HEATING OF FOOD), LODGING, SLEEPING OR FOR ANY IMMORAL OR ILLEGAL PURPOSE.

6. TENANT WILL NOT MAKE EXCESSIVE NOISES, CAUSE DISTURBANCES OR VIBRATIONS OR USE OR OPERATE ANY ELECTRICAL OR MECHANICAL DEVICES OR OTHER EQUIPMENT THAT EMIT EXCESSIVE SOUND OR OTHER WAVES OR DISTURBANCES OR WHICH MAY BE OFFENSIVE TO THE OTHER OCCUPANTS OF THE PROJECT, OR THAT MAY UNREASONABLY INTERFERE WITH THE OPERATION OF ANY DEVICE, EQUIPMENT, COMPUTER, VIDEO, RADIO, TELEVISION BROADCASTING OR RECEPTION FROM OR WITHIN THE PROJECT OR ELSEWHERE.

7. MACHINES AND MECHANICAL EQUIPMENT BELONGING TO TENANT, WHICH CAUSE NOISE OR VIBRATION THAT MAY BE TRANSMITTED TO THE STRUCTURE OF THE BUILDING OR TO ANY SPACE THEREIN TO SUCH A DEGREE AS TO BE OBJECTIONABLE TO LANDLORD OR TO ANY TENANTS IN THE BUILDING, SHALL BE PLACED AND MAINTAINED BY TENANT, AT TENANT’S EXPENSE, ON VIBRATION ELIMINATORS OR OTHER DEVICES SUFFICIENT TO ELIMINATE NOISE OR VIBRATION.

8. NO ANIMAL IS ALLOWED IN THE PROJECT, EXCEPT FOR ANIMALS ASSISTING THE DISABLED.

9. TENANT WILL NOT WASTE ELECTRICITY, WATER OR AIR CONDITIONING AND WILL COOPERATE WITH LANDLORD TO ENSURE THE MOST EFFECTIVE OPERATION OF THE PROJECT’S HEATING, AIR CONDITIONING, VENTILATION AND UTILITY SYSTEMS. TENANT WILL NOT USE ANY METHOD OF HEATING OR AIR CONDITIONING (INCLUDING WITHOUT LIMITATION FANS OR SPACE HEATERS) OTHER THAN THAT SUPPLIED BY LANDLORD OR APPROVED IN WRITING.

10. TENANT ASSUMES FULL RESPONSIBILITY FOR PROTECTING ITS SPACE FROM THEFT, ROBBERY AND PILFERAGE, WHICH INCLUDES KEEPING VALUABLE ITEMS LOCKED UP AND DOORS LOCKED AND OTHER MEANS OF ENTRY TO THE PREMISES CLOSED AND SECURED AFTER BUSINESS HOURS AND AT OTHER TIMES THE PREMISES IS NOT IN USE.

11. NO ADDITIONAL LOCKS OR SIMILAR DEVICES SHALL BE ATTACHED TO ANY EXTERIOR DOOR OR WINDOW (OR INTERIOR DOOR OR WINDOW, IF REQUIRED BY APPLICABLE FIRE CODE AND/OR BY THE FIRE MARSHAL) AND NO KEYS OTHER THAN THOSE PROVIDED BY LANDLORD SHALL BE MADE FOR ANY DOOR. IF MORE THAN TWO KEYS FOR ONE LOCK ARE DESIRED BY THE TENANT, LANDLORD WILL PROVIDE THE SAME UPON PAYMENT BY THE TENANT. UPON TERMINATION OF THIS LEASE OR OF TENANT’S POSSESSION, TENANT WILL SURRENDER ALL KEYS OF THE PREMISES AND SHALL EXPLAIN TO LANDLORD ALL COMBINATION LOCKS ON SAFES, CABINETS AND VAULTS.

12. TENANT WILL NOT BRING INTO THE PROJECT INFLAMMABLES, SUCH AS GASOLINE, KEROSENE, NAPHTHA AND BENZINE, OR EXPLOSIVES OR ANY OTHER ARTICLE OF INTRINSICALLY DANGEROUS NATURE.

13. TENANT SHALL NOT BRING ANY BICYCLES OR OTHER VEHICLES OF ANY KIND INTO THE BUILDING, EXCEPT FOR APPROPRIATE VEHICLES NECESSARY FOR ASSISTING THE DISABLED.

14. IF ANY CARPETING OR OTHER FLOORING IS INSTALLED BY TENANT USING AN ADHESIVE, SUCH ADHESIVE WILL BE AN ODORLESS, RELEASABLE ADHESIVE.

15. IF TENANT REQUIRES TELEGRAPHIC, TELEPHONIC, SECURITY ALARM, SATELLITE DISHES, ANTENNAE OR SIMILAR SERVICES, TENANT SHALL FIRST OBTAIN LANDLORD’S WRITTEN APPROVAL, AND COMPLY WITH LANDLORD’S INSTRUCTIONS IN THEIR INSTALLATION.

16. THE WATER AND WASH CLOSETS, DRINKING FOUNTAINS AND OTHER PLUMBING FIXTURES WILL NOT BE USED FOR ANY PURPOSE OTHER THAN THOSE FOR WHICH THEY WERE CONSTRUCTED, AND NO SWEEPINGS, RUBBISH, RAGS, COFFEE GROUNDS OR OTHER SUBSTANCES SHALL BE THROWN THEREIN.

17. TENANT WILL NOT OVERLOAD ANY UTILITIES SERVING THE PREMISES.

18. ALL LOADING, UNLOADING, RECEIVING OR DELIVERY OF GOODS, SUPPLIES, FURNITURE OR OTHER ITEMS WILL BE MADE ONLY THROUGH ENTRYWAYS PROVIDED FOR SUCH PURPOSES. DELIVERIES DURING NORMAL OFFICE HOURS SHALL BE LIMITED TO NORMAL OFFICE SUPPLIES AND OTHER SMALL ITEMS. NO DELIVERIES SHALL BE MADE WHICH IMPEDE OR INTERFERE WITH OTHER TENANTS OR THE OPERATION OF THE BUILDING. NO EQUIPMENT, MATERIALS, FURNITURE, PACKAGES, SUPPLIES, MERCHANDISE OR OTHER PROPERTY WILL BE RECEIVED IN THE BUILDING OR CARRIED IN THE PASSENGER ELEVATORS EXCEPT BETWEEN SUCH HOURS AND IN SUCH ELEVATORS AS MAY BE DESIGNATED BY LANDLORD.

19. TENANT’S INITIAL MOVE IN AND SUBSEQUENT DELIVERIES OF HEAVY OR BULKY ITEMS, SUCH AS FURNITURE, SAFES AND SIMILAR ITEMS SHALL BE MADE ONLY OUTSIDE OF BUSINESS HOURS AND ONLY IN SUCH MANNER AS SHALL BE PRESCRIBED IN WRITING BY LANDLORD. LANDLORD WILL IN ALL CASES HAVE THE RIGHT TO SPECIFY THE PROPER POSITION OF ANY SAFE, EQUIPMENT OR OTHER HEAVY ARTICLE, WHICH SHALL ONLY BE USED BY TENANT IN A MANNER WHICH WILL NOT INTERFERE WITH OR CAUSE DAMAGE TO THE PREMISE OR THE PROJECT, OR TO THE OTHER TENANTS OR OCCUPANTS OF THE PROJECT. TENANT WILL NOT OVERLOAD THE FLOORS OR STRUCTURE OF THE BUILDING.

20. TENANT WILL BE RESPONSIBLE FOR ALL CLAIMS ARISING FROM ANY DAMAGE TO THE PROJECT OR THE PROPERTY OF ITS EMPLOYEES OR OTHERS AND ANY INJURIES SUSTAINED BY ANY PERSON WHOMSOEVER RESULTING FROM THE DELIVERY OR MOVING OF ANY ARTICLES BY OR FOR TENANT.

21. CANVASSING, SOLICITING, AND PEDDLING IN OR ABOUT THE PROJECT IS PROHIBITED AND TENANT WILL COOPERATE TO PREVENT THE SAME.

22. AT ALL TIMES (A) PERSONS MAY ENTER THE BUILDING ONLY IN ACCORDANCE WITH SUCH REGULATIONS AS LANDLORD MAY PROVIDE, (B) PERSONS ENTERING OR DEPARTING FROM THE BUILDING MAY BE QUESTIONED AS TO THEIR BUSINESS IN THE BUILDING, AND THE RIGHT IS RESERVED TO REQUIRE THE USE OF AN IDENTIFICATION CARD OR OTHER ACCESS DEVICE OR PROCEDURES AND/OR THE REGISTERING OF SUCH PERSONS AS TO THE HOUR OF ENTRY AND DEPARTURE, NATURE OF VISIT, AND OTHER INFORMATION DEEMED NECESSARY FOR THE PROTECTION OF THE BUILDING, AND (C) ALL ENTRIES INTO AND DEPARTURES FROM THE BUILDING SHALL BE THROUGH ONE OR MORE ENTRANCES AS LANDLORD SHALL FROM TIME TO TIME DESIGNATE. LANDLORD MAY ELECT NOT TO ENFORCE CLAUSES (A), (B) AND (C) ABOVE DURING BUSINESS HOURS, BUT RESERVES THE RIGHT TO DO SO AT LANDLORD’S DISCRETION.

23. IN CASE OF INVASION, MOB, RIOT, PUBLIC EXCITEMENT, OR OTHER COMMOTION, LANDLORD RESERVES THE RIGHT TO LIMIT OR PREVENT ACCESS TO THE PROJECT DURING THE CONTINUANCE OF THE SAME BY CLOSING THE DOORS OR TAKING OTHER APPROPRIATE STEPS. LANDLORD WILL IN NO CASE BE LIABLE FOR DAMAGES FOR ANY ERROR OR OTHER ACTION TAKEN WITH REGARD TO THE ADMISSION TO OR EXCLUSION FROM THE PROJECT OF ANY PERSON AT ANY TIME.

24. SMOKING IS NOT PERMITTED, EXCEPT IN THE SMOKING AREAS LOCATED OUTSIDE OF THE BUILDING, IF ANY, AS DESIGNATED AND REDESIGNATED IN WRITING FROM TIME TO TIME BY LANDLORD, IN ITS SOLE, ABSOLUTE AND ARBITRARY DISCRETION, AND TENANT WILL NOT SMOKE ANYWHERE WITHIN THE PROJECT INCLUDING, WITHOUT LIMITATION, THE PREMISES AND THE SIDEWALKS, ENTRANCES, PASSAGES, CORRIDORS, HALLS, ELEVATORS AND STAIRWAYS OF THE PROJECT, OTHER THAN THE SMOKING AREAS, IF ANY, DESIGNATED IN WRITING BY LANDLORD. ALL SMOKING MATERIALS MUST BE DISPOSED OF IN ASHTRAYS OR OTHER APPROPRIATE RECEPTACLES PROVIDED FOR THAT PURPOSE.

25. THE BUILDING DIRECTORY WILL BE PROVIDED EXCLUSIVELY FOR THE DISPLAY OF THE NAME AND LOCATION OF TENANTS ONLY AND LANDLORD RESERVES THE RIGHT TO EXCLUDE ANY OTHER NAMES THEREFROM AND TO LIMIT THE AMOUNT OF SPACE THEREON DEDICATED TO TENANT.

26. UNLESS OTHERWISE APPROVED BY LANDLORD IN WRITING, ALL JANITORIAL SERVICES FOR THE PROJECT AND THE PREMISES SHALL BE PROVIDED EXCLUSIVELY THROUGH LANDLORD, AND EXCEPT WITH THE WRITTEN CONSENT OF LANDLORD, NO PERSON OR PERSONS OTHER THAN THOSE APPROVED BY LANDLORD SHALL BE EMPLOYED BY TENANT OR PERMITTED TO ENTER THE PROJECT FOR THE PURPOSE OF PERFORMING

JANITORIAL SERVICES. TENANT SHALL NOT CAUSE ANY UNNECESSARY LABOR BY CARELESSNESS OR INDIFFERENCE TO THE GOOD ORDER AND CLEANLINESS OF THE PROJECT.

27. LANDLORD RESERVES THE RIGHT TO EXCLUDE OR EXPEL FROM THE PROJECT ANY PERSON WHO, IN LANDLORD’S JUDGMENT, IS INTOXICATED OR UNDER THE INFLUENCE OF LIQUOR OR DRUGS OR WHO IS IN VIOLATION OF ANY OF THE BUILDING RULES OR ANY LAWS.

28. TENANT SHALL STORE ALL ITS TRASH AND GARBAGE IN PROPER RECEPTACLES WITHIN ITS PREMISES OR IN OTHER FACILITIES PROVIDED FOR SUCH PURPOSE BY LANDLORD. TENANT SHALL NOT PLACE IN ANY TRASH BOX OR RECEPTACLE ANY MATERIAL WHICH CANNOT BE DISPOSED OF IN THE ORDINARY AND CUSTOMARY MANNER OF TRASH AND GARBAGE DISPOSAL. ALL GARBAGE AND REFUSE DISPOSAL SHALL BE MADE IN ACCORDANCE WITH DIRECTIONS ISSUED FROM TIME TO TIME BY LANDLORD. TENANT WILL COOPERATE WITH ANY RECYCLING PROGRAM AT THE PROJECT.

29. TENANT WILL NOT USE IN THE PREMISES OR COMMON AREA OF THE PROJECT ANY HAND TRUCK EXCEPT THOSE EQUIPPED WITH RUBBER TIRES AND SIDE GUARDS OR SUCH OTHER MATERIAL-HANDLING EQUIPMENT AS LANDLORD MAY APPROVE.

30. TENANT WILL NOT USE THE NAME OF THE BUILDING OR THE PROJECT IN CONNECTION WITH OR IN PROMOTING OR ADVERTISING THE BUSINESS OF TENANT EXCEPT AS TENANT’S ADDRESS.

31. TENANT WILL COMPLY WITH ALL SAFETY, FIRE PROTECTION AND EVACUATION PROCEDURES AND REGULATIONS ESTABLISHED BY LANDLORD OR ANY GOVERNMENTAL AGENCY.

32. TENANT’S REQUIREMENTS WILL BE ATTENDED TO ONLY UPON APPROPRIATE APPLICATION TO LANDLORD’S PROPERTY MANAGEMENT OFFICE FOR THE PROJECT BY AN AUTHORIZED INDIVIDUAL.

33. TENANT WILL NOT PARK OR PERMIT PARKING IN ANY AREAS DESIGNATED BY LANDLORD FOR PARKING BY VISITORS TO THE PROJECT OR FOR THE EXCLUSIVE USE OF TENANTS OR OTHER OCCUPANTS OF THE PROJECT. ONLY PASSENGER VEHICLES MAY BE PARKED IN THE PARKING AREAS.

34. PARKING STICKERS OR ANY OTHER DEVICE OR FORM OF IDENTIFICATION SUPPLIED BY LANDLORD AS A CONDITION OF USE OF THE PARKING FACILITIES SHALL REMAIN THE PROPERTY OF LANDLORD. SUCH PARKING IDENTIFICATION DEVICE MUST BE DISPLAYED AS REQUESTED AND MAY NOT BE MUTILATED OR OBSTRUCTED IN ANY MANNER. SUCH DEVICES ARE NOT TRANSFERABLE AND ANY DEVICE IN THE POSSESSION OF AN UNAUTHORIZED HOLDER WILL BE VOID. LANDLORD MAY CHARGE A FEE FOR PARKING STICKERS, CARDS OR OTHER PARKING CONTROL DEVICES SUPPLIED BY LANDLORD.

35. NO OVERNIGHT OR EXTENDED TERM PARKING OR STORAGE OF VEHICLES IS PERMITTED.

36. PARKING IS PROHIBITED (A) IN AREAS NOT STRIPED FOR PARKING; (B) IN AISLES; (C) WHERE “NO PARKING” SIGNS ARE POSTED; (D) ON RAMPS; (E) IN CROSS-HATCHED AREAS (IF ANY); (F) IN LOADING AREAS; AND (G) IN SUCH OTHER AREAS AS MAY BE DESIGNATED BY LANDLORD FROM TIME TO TIME.

37. ALL RESPONSIBILITY FOR DAMAGE, LOSS OR THEFT TO VEHICLES AND THE CONTENTS THEREOF IS ASSUMED BY THE PERSON PARKING THEIR VEHICLE.

38. TENANT AND/OR EACH USER OF THE PARKING AREA MAY BE REQUIRED TO SIGN A PARKING AGREEMENT, AS A CONDITION TO PARKING, WHICH AGREEMENT MAY PROVIDE FOR THE MANNER OF PAYMENT OF ANY PARKING CHARGES AND OTHER MATTERS NOT INCONSISTENT WITH THIS LEASE AND THESE BUILDING RULES.

39. LANDLORD RESERVES THE RIGHT TO REFUSE PARKING IDENTIFICATION DEVICES AND PARKING RIGHTS TO TENANT OR ANY OTHER PERSON WHO FAILS TO COMPLY WITH THE BUILDING RULES APPLICABLE TO THE PARKING AREAS. ANY VIOLATION OF SUCH RULE SHALL SUBJECT THE VEHICLE TO REMOVAL, AT SUCH PERSON’S EXPENSE.

40. A THIRD PARTY MAY OWN, OPERATE OR CONTROL THE PARKING AREAS, AND SUCH PARTY MAY ENFORCE THESE BUILDING RULES RELATING TO PARKING. TENANT WILL OBEY ANY ADDITIONAL RULES AND REGULATIONS GOVERNING PARKING WHICH MAY BE IMPOSED BY THE PARKING OPERATOR OR ANY OTHER PERSON CONTROLLING THE PARKING AREAS SERVING THE PROJECT.

41. TENANT SHALL BE RESPONSIBLE FOR THE OBSERVANCE OF ALL OF THE BUILDING RULES BY TENANT (INCLUDING, WITHOUT LIMITATION, ALL EMPLOYEES, AGENTS, CLIENTS, CUSTOMERS, INVITEES AND GUESTS).

42. LANDLORD MAY, FROM TIME TO TIME, WAIVE ANY ONE OR MORE OF THESE BUILDING RULES FOR THE BENEFIT OF TENANT OR ANY OTHER TENANT, BUT NO SUCH WAIVER BY LANDLORD SHALL BE CONSTRUED AS A CONTINUING WAIVER OF SUCH BUILDING RULE(S) IN FAVOR OF TENANT OR ANY OTHER TENANT, NOR PREVENT LANDLORD FROM THEREAFTER ENFORCING ANY SUCH BUILDING RULE(S) AGAINST TENANT OR ANY OR ALL OF THE TENANTS OF THE PROJECT.

43. LANDLORD MAY, FROM TIME TO TIME, HOLD, OR PERMIT OTHERS TO HOLD, PRIVATE EVENTS IN THE ATRIUM OF THE BUILDING. TENANT ACKNOWLEDGES THAT TENANT SHALL NOT INTERFERE WITH OR ATTEND, AND SHALL NOT PERMIT OTHERS TO INTERFERE WITH OR ATTEND, ANY SUCH PRIVATE EVENTS WITHOUT INVITATION.

44. THESE BUILDING RULES ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO IN ANY WAY MODIFY OR AMEND, IN WHOLE OR IN PART, THE OTHER TERMS, COVENANTS, AGREEMENTS AND CONDITIONS OF THE LEASE. IN THE EVENT OF ANY CONFLICT BETWEEN THESE BUILDING RULES AND ANY EXPRESS TERM OR PROVISION OTHERWISE SET FORTH IN THE LEASE, SUCH OTHER EXPRESS TERM OR PROVISION SHALL BE CONTROLLING.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of the 4th day of January, 2011, by and between JEMB SCOTTSDALE LLC, a Delaware limited liability company, as “Landlord”, and YELP! INC., a Delaware corporation, as “Tenant”.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 20, 2010 (the “Lease”), for the lease of certain space in the Building commonly known and described as Galleria Corporate Centre having an address of 4343 North Scottsdale Road, Scottsdale, Arizona 85251; and

WHEREAS, the parties desire to modify the Lease to, among other things, expand the Premises as hereinafter set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The terms and provisions of this First Amendment shall be effective on the date of this First Amendment. All capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Lease.

2. Tenant desires to expand the Premises (which Premises currently consists of that certain space containing approximately Twenty-Eight Thousand Five Hundred Seventy-Four (28,574) rentable square feet located on the second floor of the Building and commonly referred to as Suite 220 therein) to include that certain expansion space containing approximately Seven Thousand Five Hundred Thirty-Nine (7,539) rentable square feet located on the second floor of the Building and commonly referred to as Suite 200 therein, as such expansion space is shown on the floor plan attached hereto and incorporated herein by this reference as Exhibit B (the “Suite 200 Expansion Space”). Commencing on the date of Substantial Completion (as hereinafter defined) of the Suite 200 Expansion Space Improvements (as hereinafter defined) within the Suite 200 Expansion Space (the “Suite 200 Expansion Space Commencement Date”), and continuing for the remainder of the Term, Tenant will lease from Landlord, in addition to the space currently being leased by Tenant from Landlord, the Suite 200 Expansion Space. The parties anticipate that the Suite 200 Expansion Space Commencement Date will occur on or about the March 1, 2011 (the “Estimated Suite 200 Expansion Space Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Suite 200 Expansion Space Improvements are not Substantially Completed by the Estimated Suite 200 Expansion Space Commencement Date. If Landlord is unable to tender possession of the Suite 200 Expansion Space to Tenant with the Suite 200 Expansion Space Improvements Substantially Completed on or before the Estimated Suite 200 Expansion Space Commencement Date for any reason, the Lease, as amended by this First Amendment, shall remain in full force and effect (subject only to the following sentences of this Section 2); provided, however, that unless the delay is a Tenant Delay, the Suite 200 Expansion Space Commencement Date will be extended by a period equal to the number of days of delay. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Suite 200 Expansion Space to Tenant with the Suite 200 Expansion Space Improvements Substantially Completed on or before April 30, 2011 (as such date may be extended pursuant to the following provisions of this Section 2, the “Suite 200 Expansion Space Termination Date”), then Tenant may terminate this First Amendment (but not the Lease, which will continue in full force and effect unmodified by this First Amendment) by delivering written notice of termination to Landlord not later than ten (10) days after the Suite 200 Expansion Space Termination Date. If Tenant timely delivers such notice of termination, then this First Amendment (but not the Lease, which will continue in full force and effect unmodified by this First Amendment) will terminate and the parties will have no further rights or obligations hereunder, provided that if Landlord tenders possession of the Suite 200 Expansion Space to Tenant with the Suite 200 Expansion Space Improvements Substantially Completed within ten (10) days after Landlord receives Tenant’s termination notice, then the Lease, as amended by this First Amendment, will continue in full force and effect. Any failure by Tenant to deliver such termination notice to Landlord on or before ten (10) days after the Suite 200 Expansion Space Termination Date will constitute a waiver of Tenant’s right to terminate this First Amendment pursuant to this Section 2, and the Lease, as amended by this First Amendment, will continue in full force and effect. The Suite 200 Expansion Space Termination Date will in all events be extended by reason of Tenant Delay or Force Majeure. Tenant’s rights under this Section 2 will be Tenant’s sole and exclusive rights and remedies against Landlord for any delay in achieving Substantial Completion of the Suite 200 Expansion Space Improvements. Tenant’s lease of the Suite 200 Expansion Space will in all events be coterminous with Tenant’s lease of the remainder of the Premises.

3. The following provisions will be effective on the Suite 200 Expansion Space Commencement Date:

(a) The term “Premises”, as defined in the Lease, will be deemed to include, in addition to the space currently leased by Tenant from Landlord, the Suite 200 Expansion Space (which Premises, inclusive of the Suite 200 Expansion Space, will consist of approximately Thirty-Six Thousand One Hundred Thirteen (36,113) rentable square feet of floor area), and all of the terms and provisions of the Lease, as specifically amended hereby, will be applicable to the entire Premises (including the Suite 200 Expansion Space).

(b) Commencing on the later to occur of (i) the Suite 200 Expansion Space Commencement Date and (ii) March 15, 2011 (such later date being hereinafter referred to as the “Suite 200 Expansion Space Rent Commencement Date”), the Base Rent schedule contained within the Basic Terms of the Lease is hereby deleted In its entirety and is hereby substituted with the following schedule.

Base Rent:	Months		Annual Base Rent		Monthly Installments
	01-24	***	$510,096.13	***	$42,508.01	***
	25-33		$848,655.50		$70,721.29
	34-49		$902,825.00		$75,235.42
	50-69		$938,938.00		$78,244.83

***	Notwithstanding the foregoing, at all times prior to the Suite 200 Expansion Space Rent Commencement Date, Annual Base Rent shall equal $403,675.75 and monthly installments of Annual Base Rent shall equal $33,633.98 (i.e., calculated on the basis that the Premises consists of Twenty-Eight Thousand Five Hundred Seventy-Four (28,574) rentable square feet of floor area prior to the Suite 200 Expansion Space Rent Commencement Date).

(c) Commencing on the Suite 200 Expansion Space Rent Commencement Date, the reference to “9.64%” (i.e., Nine and 64/100ths Percent) contained in the Tenant’s Share provisions of the Basic Terms of the Lease is hereby deleted and is hereby substituted with “12.18%” (i.e., Twelve and 18/100ths Percent). At all times prior to the Suite 200 Expansion Space Rent Commencement Date, Tenant’s Share shall equal Nine and 64/100ths Percent (9.64%) (i.e., calculated on the basis that the Premises consists of Twenty-Eight Thousand Five Hundred Seventy-Four (28,574) rentable square feet of floor area prior to the Suite 200 Expansion Space Rent Commencement Date).

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(d) Section 17.2 of the Lease is hereby deleted in Its entirety and is hereby replaced with the following text:

17.2 Parking: Commencing on the Suite 200 Expansion Space Commencement Date and continuing throughout the remainder of the first twenty-four (24) months of the initial Term, Landlord licenses to Tenant one hundred eighty-five (185) unreserved parking spaces, such parking spaces to be located in a portion of the Parking Facilities as designated from time to time by Landlord and provided to Tenant without charge until the expiration of the first twenty-four (24) months of the initial Term. From and after the expiration of the aforementioned twenty-four (24) month period and continuing throughout the remainder of the first sixty-nine (69) months of the initial Term, Landlord shall increase this license by thirty-six (36) unreserved parking spaces such that Tenant is provided with two hundred twenty-one (221) unreserved parking spaces, all such parking spaces to be located in a portion of the Parking Facilities as designated from time to time by Landlord and provided to Tenant at a cost of $25.00 per month for each of the two hundred twenty-one (221) unreserved parking spaces. From and after the expiration of the first sixty-nine (69) months of the Initial Term, Landlord may change its parking charges at any time on not less than thirty (30) days prior notice to Tenant. Unless otherwise notified by Landlord, Tenant will pay all parking fees as Additional Rent at the same time, place and manner as Base Rent, but said parking may be paid separately by Tenant. Parking at the Project by Tenant is subject to the other provisions of this Lease, including without limitation, the Building Rules. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project. From time to time during the Term, Tenant may request the license of additional unreserved parking spaces, and In such event, provided the same are available, as determined by Landlord in Landlord’s sole and absolute discretion, Landlord will license same to Tenant on the same terms and conditions as are set forth above (provided, however, that any such additional unreserved parking spaces will be provided to Tenant at a cost of $25.00 per month for each such space If Tenant elects to license the same at any time during the first sixty-nine (69) months of the Initial Term). Tenant hereby expressly acknowledges and agrees that the Parking Facilities may include surface parking adjacent to the building in which the Premises is located if Landlord, in Landlord’s sole and absolute discretion, elects to construct such surface parking at any time during the Term.

(e) Section 17.5 of the Lease is hereby deleted in its entirety and is hereby replaced with the following text:

17.5 Right of First Refusal: if, prior to close of business on February 28, 2011 (the “Suite 270 Right of First Refusal Expiration Date”), Landlord agrees upon lease terms with an unaffiliated third party (“Third Party”) to lease that certain space containing approximately Twelve Thousand Seven Hundred Ninety-Nine (12,799) rentable square feet located on the second floor of the Building and commonly referred to as Suite 270 therein (the “Suite 270 Right of First Refusal Space”), then Landlord will give a written copy of such offer (“Lease Offer”) to Tenant. The delivery of a Lease Offer by Landlord to Tenant shall constitute an offer by Landlord to Tenant to lease the Suite 270 Right of First Refusal Space to Tenant in accordance with the Lease Offer, and Tenant shall thereafter have the first right to lease such space in accordance with the

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Lease Offer by accepting the offer made by Landlord by written notice to Landlord given within ten (10) business days after Tenant’s receipt of the applicable Lease Offer, time being of the essence with respect to Tenant’s acceptance of the Lease Offer. Tenant’s failure to timely respond to the Lease Offer within the aforementioned ten (10) business day period shall constitute Tenant’s rejection of the Lease Offer and, subject to the following sentence, Landlord may thereafter freely lease the Suite 270 Right of First Refusal Space without reference to this Section 17.5 or any of Tenant’s rights therein or thereto and this Section 17.5 shall immediately terminate and be of no force or effect. Notwithstanding the foregoing, in the event Tenant rejects (or is deemed to have rejected) the Lease Offer and Landlord thereafter (but prior to the Suite 270 Right of First Refusal Expiration Date) desires to lease the Suite 270 Right of First Refusal Space to a Third Party for a base rental rate that is less than ninety percent (90%) of the base rental rate contained within the Lease Offer, then Landlord will again offer to lease the Suite 270 Right of First Refusal Space to Tenant by way of a “Supplemental Lease Offer” containing the reduced base rental rate offered to the Third Party and the provisions of this Section 17.5 will govern the procedure for Tenant’s acceptance or rejection (or deemed rejection, as the case may be) of the Supplemental Lease Offer, except that Tenant will have five (5) business days (as opposed to ten (10) business days) in which to provide Landlord with Tenant’s written acceptance the Supplemental Lease Offer, time being of the essence with respect to such acceptance. Under no circumstance will Landlord be under any obligation to provide Tenant with a Lease Offer or Supplemental Lease Offer at any time from and after the Suite 270 Right of First Refusal Expiration Date.

If Tenant timely accepts the Lease Offer in writing, Tenant will be bound to lease the Suite 270 Right of First Refusal Space strictly in accordance with the terms of the Lease Offer. The parties will, within ten (10) business days after Tenant timely accepts the Lease Offer, amend the Lease in writing to incorporate the terms of the Lease Offer; if Landlord and Tenant fall to execute such amendment within such ten (10) business day period, however, Tenant will nevertheless be obligated to lease the Suite 270 Right of First Refusal Space on the terms and conditions contained in the Lease Offer. In the event Landlord does not submit a Lease Offer to Tenant pursuant to this Section 17.5 on or before the Suite 270 Right of First Refusal Expiration Date, then Tenant’s rights to the Suite 270 Right of First Refusal Space shall automatically terminate from and after the Suite 270 Right of First Refusal Expiration Date; provided, however, that, during the remainder of the first sixty-nine (69) months of the initial Term, Landlord will use best efforts to notify Tenant of any bona fide third party written offer to lease the Suite 270 Right of First Refusal Space in order to accommodate any then current expansion needs of Tenant, but nothing contained in this sentence (or elsewhere in this Section 17.5) shall be deemed to constitute an option or right of first refusal or right of first offer to lease any portion of the Suite 270 Right of First Refusal Space at any time after the Suite 270 Right of First Refusal Expiration Date.

(f) Exhibit A to the Lease is hereby deleted in Its entirety and is hereby substituted with Exhibit A attached hereto and Incorporated herein.

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4. Landlord will cause to be constructed all of the Suite 200 Expansion Space Improvements in accordance with this Section 4 and any inapplicable or duplicative provision of Article 18 of the Lease (contained within the Tenant Improvement Rider (Exhibit C) to the Lease) shall be superseded hereby in connection with the construction of the Suite 200 Expansion Space Improvements:

(a) Landlord will cause to be constructed (using an architect, MEP engineers, general contractor and subcontractors selected by Landlord), at Landlord’s sole cost and expense (subject to the remaining provisions of this Section 4), all improvements (the “Suite 200 Expansion Space Improvements”) identified with specificity within, and in substantial accordance with, the Suite 200 Expansion Space Space Plan (as hereinafter defined). The parties Intend that the Suite 200 Expansion Space Improvements set forth herein will be performed in a “turn key” fashion and the parties further agree that Landlord, at Landlord’s sole cost and expense, will pay for the reasonable costs associated with test-fit space plans for the Suite 200 Expansion Space Improvements, as well as the reasonable costs associated with working drawings, ADA retrofit and other reasonable code-related issues related to the Suite 200 Expansion Space Improvements using Landlord’s designated architect and engineers. The Suite 200 Expansion Space Improvements will be designed as described in this Section 4. The Suite 200 Expansion Space Improvements become the property of Landlord and a part of the Building immediately upon Installation. For purposes of the construction of the Suite 200 Expansion Space Improvements under this Section 4, “Substantially Complete” and “Substantially Completed” means either (a) the date a certificate of occupancy (temporary or final) is issued for the Suite 200 Expansion Space, or (b) if a certificate of occupancy Is not required, the date Tenant is reasonably able to take occupancy of the Suite 200 Expansion Space (as reasonably determined by Landlord); provided that if either (a) or (b) Is delayed or prevented because of work Tenant is responsible for performing in the Suite 200 Expansion Space, “Substantial Completion” means the date that all of Landlord’s work which Is necessary for either (a) or (b) to occur has been performed and Landlord has made the Suite 200 Expansion Space available to Tenant for the performance of Tenant’s work therein.

(b) The parties acknowledge that a copy of the approved space plan for the Suite 200 Expansion Space Improvements (which contemplates a proposed build out of the Suite 200 Expansion Space substantially similar to the Tenant Improvements constructed by Landlord within the original Premises pursuant to the Tenant Improvement Rider to the Lease) is attached to this First Amendment as Exhibit C (the “Suite 200 Expansion Space Space Plan”).

(c) Landlord will prepare construction drawings and specifications for the Suite 200 Expansion Space Improvements in substantial accordance with the Suite 200 Expansion Space Space Plan. Tenant will not specify long lead time items that would delay Substantial Completion of the Suite 200 Expansion Space Improvements.

(d) Tenant designates John Lieu as the representative of Tenant having authority to respond to construction issues relating to the Suite 200 Expansion Space and to bind Tenant by signing documents and all other notices regarding the Suite 200 Expansion Space Improvements. Tenant’s representative shall have the right to monitor Landlord’s progress in the construction of the Suite 200 Expansion Space from time to time so long as such monitoring does not interfere with Landlord’s construction activities.

(e) Within twenty (20) days after Substantial Completion of the Suite 200 Expansion Space Improvements, Landlord and Tenant will inspect the Suite 200 Expansion Space and develop a punch list of items therein (the “Suite 200 Expansion Space Punch List”). Landlord will complete (or repair, as the case may be) the items listed on the Suite 200 Expansion Space Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant refuses to inspect the Suite 200 Expansion Space with Landlord within the aforementioned twenty (20)-day period, Tenant is deemed to have accepted the Suite 200 Expansion Space as delivered.

5. So long as no Event of Default then exists under this Lease, but subject

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to all rights granted prior to the execution date of this First Amendment to any and all other tenants in the Building In and to (i) that certain space containing approximately Nine Thousand Two Hundred Seventy-Eight (9,278) rentable square feet located on the second floor of the Building and commonly referred to as Suite 280 therein (the “Suite 280 Expansion Option Space”) and/or (ii) that certain space containing approximately Three Thousand Nine Hundred (3,900) rentable square feet located on the second floor of the Building and commonly referred to as Suite 290 therein (the “Suite 290 Expansion Option Space”), Tenant will have the option to expand the Premises to include either or both of the Suite 280 Expansion Option Space (in its entirety) and/or the Suite 290 Expansion Option Space (in its entirety). For the avoidance of doubt, subject to the rights of other Building tenants (as more particularly described below), the parties expressly agree that Tenant may elect to lease either or both of the Suite 280 Expansion Option Space (in Its entirety) and/or the Suite 290 Expansion Option Space (in its entirety). If Tenant desires to exercise such option at any time during the first sixty-nine (69) months of the initial Term, Tenant must do so by delivering a written exercise notice to Landlord, which notice will stipulate whether Tenant desires to lease either or both of the Suite 280 Expansion Option Space (in its entirety) and/or the Suite 290 Expansion Option Space (In its entirety) (the “Proposed Expansion Option Space”). Within ten (10) Business Days following Landlord’s receipt of such notice, Landlord will notify Tenant in writing as to whether all or any portion of the Proposed Expansion Option Space is available for lease (the “Available Expansion Option Space”), it being acknowledged and agreed to by Tenant that Landlord will be under no obligation to lease the Suite 280 Expansion Option Space or the Suite 290 Expansion Option Space to Tenant if, in Landlord’s reasonable judgment, one (1) or more other Building tenants have rights to any portion of the Suite 280 Expansion Option Space or the Suite 290 Expansion Option Space, respectively, granted prior to the execution date of this First Amendment, such rights remain active and uncleared, and no suitable space exists within the Building in which to relocate such tenant(s). If Landlord so determines that Available Expansion Option Space exists for lease by Tenant, Landlord’s notice will contain all economic terms and conditions (the “Available Expansion Option Space Lease Terms and Conditions”) of Landlord’s proposed leasing of the Available Expansion Option Space to Tenant, including without limitation, Landlord’s proposed Fair Market Base Rent and additional rent for such space and tenant improvements to be constructed therein or otherwise contributed to the Available Expansion Option Space, and an estimated commencement date for Tenant’s leasing of the Available Expansion Option Space, which date will in all events account for reasonably sufficient time for Landlord to relocate any and all existing tenants within any portion of the Available Expansion Option Space in accordance with and pursuant to such tenants’ respective leases (Tenant hereby agreeing to pay Landlord, within thirty (30) days of Landlord’s written request therefor, for Landlord’s estimated costs associated with such relocation; promptly following such relocation, Landlord will deliver to Tenant a written statement detailing the actual costs to Landlord associated with such relocation; within thirty (30) days of Tenant’s receipt of such statement, Landlord or Tenant, as applicable, shall pay to the other the amount of any overpayment or deficiency for such relocation such that Tenant ultimately pays Landlord’s actual costs associated with such relocation). Tenant must notify Landlord in writing within ten (10) Business Days of receiving Landlord’s notice (time being of the essence) whether Tenant desires to lease the Available Expansion Option Space from Landlord on the Available Expansion Option Space Lease Terms and Conditions or if Tenant desires to lease the Available Expansion Option Space from Landlord but elects to have the Fair Market Base Rent therefor determined In accordance with Section 3.3(c) of the Lease, If Tenant notifies Landlord that Tenant does not desire to lease the Available Expansion Option Space, or if Tenant does not timely respond In writing to Landlord’s notice within such ten (10) Business Day period, then Tenant’s expansion option with regard to each of the Suite 280 Expansion Option Space and the Suite 290 Expansion Option Space hereunder shall thereafter automatically terminate and be of no further force or effect. If Tenant timely notifies Landlord in writing within such ten (10) Business Day period that (a) Tenant desires to lease the Available Expansion Option Space on the Available Expansion Option Space Lease Terms and Conditions or (b) Tenant desires to lease the Available Expansion Option Space and submit the determination of Fair Market Base Rent to arbitration in accordance with Section 3.3(c) of the Lease, then the parties will, within ten (10) Business Days (1) after Tenant’s notice to Landlord if Tenant accepts the Available Expansion Option Space Lease Terms and Conditions; or (2) after the parties’ mutual agreement on Fair Market Base Rent or the arbitration is concluded, reasonably and in good faith negotiate the documentation (e.g., an amendment to the Lease or a new lease for the Available

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Expansion Option Space) for Tenant’s lease of the Available Expansion Option Space from Landlord. Such documentation will incorporate the Available Expansion Option Space Lease Terms and Conditions (modified, as the case may be, to account for the Fair Market Base Rent determination made in accordance with Section 3.3(c) of the Lease) and will be in form and substance reasonably satisfactory to Landlord and Tenant, If Landlord and Tenant fail to timely execute such documentation, however, Tenant will nevertheless be obligated to lease the Available Expansion Option Space on the Available Expansion Option Space Lease Terms and Conditions (modified, as the case may be, to account for the Fair Market Base Rent determination made in accordance with Section 3,3(c) of the Lease) once Tenant has exercised its expansion option in the manner provided above in this Section 5. Notwithstanding anything to the contrary contained in this Section 5, Landlord and Tenant hereby acknowledge and agree that Landlord’s obligation to lease the Suite 290 Expansion Option Space to Tenant pursuant to this Section 5 is expressly conditioned upon Landlord’s successful termination of Landlord’s existing lease of the Suite 290 Expansion Option Space to CareerBuilder LLC, a Delaware limited liability company (the “Suite 290 Existing Lease”). In the event Landlord is unable to terminate the Suite 290 Existing Lease for any reason whatsoever, Tenant’s expansion option hereunder will be limited to the Suite 280 Expansion Option Space (i.e., all references to the Available Expansion Option Space hereunder will mean the Suite 280 Expansion Option Space only) and the Available Expansion Option Space Lease Terms and Conditions will be modified, as necessary, to exclude Suite 290 from the Available Expansion Option Space.

6. In addition to depicting the general location of the Suite 200 Expansion Space on the second floor of the Building, as contemplated under Section 2 above, Exhibit B to this First Amendment also depicts the general locations of each of (i) the Suite 270 Right of First Refusal Space, (ii) the Suite 280 Expansion Option Space and (iii) the Suite 290 Expansion Option Space.

7. Tenant represents that Tenant has dealt with no brokers in connection with this First Amendment other than CB Richard Ellis, Inc. (the “Broker”) and that, insofar as Tenant knows, no other broker negotiated or participated in negotiations of this First Amendment or is entitled to any commission In connection herewith. Landlord and Tenant agree that no broker (other than the Broker) shall be entitled to any commission in connection with the expansion of the Premises pursuant to this First Amendment. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant hi connection herewith other than the Broker. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith including the Broker. Landlord shall pay the fee or commission of the Broker arising out of the transaction contemplated by this First Amendment in accordance with Landlord’s separate written agreement with the Broker.

8. Except as otherwise expressly modified in this First Amendment, the terms and conditions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall govern and control.

9. This First Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

[SIGNATURES APPEAR ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

TENANT:		LANDLORD:

YELP! INC., a Delaware corporation		JEMB SCOTTSDALE LLC, a Delaware limited liability company

By:	/s/ Geoffrey L. Donaker	By:	Scottsdale Holding, Inc., a Delaware corporation
Name:	Geoffrey L. Donaker		Its Managing Member
Title:	COO

		By:	/s/ Joseph Jerome
		Name:	Joseph Jerome
		Title:	Authorized Signatory

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EXHIBIT A

FLOOR PLAN OF PREMISES

PREMISES
SECOND FLOOR PLAN

GALLERIA CORPORATE CENTRE
4343 N. SCOTTSDALE ROAD SCOTTSDALE, AZ 85251

EXHIBIT A

EXHIBIT A
(Page 1 of 1)

EXHIBIT B

FLOOR PLAN OF SUITE 200 EXPANSION SPACE,

SUITE 270 RIGHT OF FIRST REFUSAL SPACE,

SUITE 280 EXPANSION OPTION SPACE AND

SUITE 290 EXPANSION OPTION SPACE

[TO BE ATTACHED]

EXHIBIT B

(Page 1 of 1)

SUITE 200
EXPANSION SPACE
EXPANSION
OPTION SPACE
SUITE 280
EXPANSION
OPTION SPACE
SUITE 270
RIGHT OF FIRST
REFUSAL SPACE
NORTH
SECOND FLOOR PLAN

GALLERIA CORPORATE CENTRE
4343 N. SCOTTSDALE ROAD SCOTTSDALE, AZ 85251

EXHIBIT B

EXHIBIT C

SUITE 200 EXPANSION SPACE SPACE PLAN

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of the 8 DAY OF August, 2011 (the “Amendment Effective Date”), by and between JEMB SCOTTSDALE LLC, a Delaware limited liability company, as “Landlord”, and YELP! INC., a Delaware corporation, as “Tenant”.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 20, 2010, as amended by that certain First Amendment to Lease (the “First Amendment”) dated as of January 4, 2011 (as amended, the “Lease”), for the lease of certain space in the Building commonly known and described as Galleria Corporate Centre having an address of 4343 North Scottsdale Road, Scottsdale, Arizona 85251; and

WHEREAS, the parties desire to modify the Lease to, among other things, expand the Premises as hereinafter set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The terms and provisions of this Second Amendment shall be effective on the date of this Second Amendment. All capitalized terms used in this Second Amendment, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Lease.

2. Tenant desires to expand the Premises (which Premises currently consists of that certain space containing approximately Thirty-Six Thousand One Hundred Thirteen (36,113) rentable square feet located on the second floor of the Building and commonly referred to as Suite 220/200 therein) to include (i) that certain expansion space containing approximately Twelve Thousand Seven Hundred Ninety Nine (12,799) rentable square feet located on the second floor of the Building and commonly referred to as Suite 270 therein, as such expansion space is shown on the floor plan attached hereto and incorporated herein by this reference as Exhibit B (the “Suite 270 Expansion Space”) and (ii) that certain expansion space containing approximately Thirteen Thousand One Hundred Seventy Eight (13,178) rentable square feet located on the second floor of the Building and commonly referred to as Suites 280 and 290 therein, as such expansion space is shown on the floor plan attached hereto and incorporated herein by this reference as Exhibit B (the “Suite 280/290 Expansion Space”). Commencing on the date of Substantial Completion (as hereinafter defined) of (a) the Suite 270 Expansion Space Improvements (as hereinafter defined) within the Suite 270 Expansion Space (the “Suite 270 Expansion Space Commencement Date”), and (b) the Suite 280/290 Expansion Space Improvements (as hereinafter defined) within the Suite 280/290 Expansion Space (the “Suite 280/290 Expansion Space Commencement Date”), and continuing for the remainder of the Term, Tenant will lease from Landlord, in addition to the space currently being leased by Tenant from Landlord, the Suite 270 Expansion Space and the Suite 280/290 Expansion Space. Tenant’s lease of the Suite 270 Expansion Space and the Suite 280/290 Expansion Space will in all events be coterminous with Tenant’s lease of the remainder of the Premises, and the Base Rent and Additional Rent for the Suite 270 Expansion Space and the Suite 280/290 Expansion Space will be at the same rate and on the same terms and conditions as the Base Rent and Additional Rent then in effect at the time of the Suite 270 Expansion Space Commencement Date or the Suite 280/290 Expansion Space Commencement Date, as applicable. The parties anticipate that the Suite 270 Expansion Space Commencement Date will occur on or about October 21, 2011 (the “Estimated Suite 270 Expansion Space Commencement Date”) and that the Suite 280/290 Expansion Space Commencement Date will occur on or about March 1, 2012 (the “Estimated Suite 280/290 Expansion Space Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Suite 270 Expansion Space Improvements or the Suite 280/290 Expansion Space Improvements, as applicable, are not Substantially Completed by the applicable expansion space commencement date.

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(a) If Landlord is unable to tender possession of the Suite 270 Expansion Space to Tenant with the Suite 270 Expansion Space Improvements Substantially Completed on or before the Estimated Suite 270 Expansion Space Commencement Date for any reason, the Lease, as amended by this Second Amendment, shall remain in full force and effect (subject only to the following sentences of this Section 2(a)); provided, however, that if Landlord has not delivered the Suite 270 Expansion Space to Tenant with the Suite 270 Expansion Space Improvements Substantially Completed on or before the date one hundred twenty (120) days following the Amendment Effective Date (as such date may be extended pursuant to the following provisions of this Section 2(a)), then Tenant will be entitled to a day-for-day rent abatement on the Suite 270 Expansion Space for each day from and after the end of such 120-day period until Landlord delivers possession of the Suite 270 Expansion Space to Tenant. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Suite 270 Expansion Space to Tenant with the Suite 270 Expansion Space Improvements Substantially Completed on or before the date one hundred eighty (180) days following the Amendment Effective Date (as such date may be extended pursuant to the following provisions of this Section 2(a), the “Suite 270 Expansion Space Termination Date”), then Tenant may terminate this Second Amendment (but not the Lease, which will continue in full force and effect unmodified by this Second Amendment) by delivering written notice of termination to Landlord not later than ten (10) days after the Suite 270 Expansion Space Termination Date, time being of the essence. If Tenant timely delivers such notice of termination, then this Second Amendment (but not the Lease, which will continue in full force and effect unmodified by this Second Amendment) will terminate and the parties will have no further rights or obligations hereunder, provided that if Landlord tenders possession of the Suite 270 Expansion Space to Tenant with the Suite 270 Expansion Space Improvements Substantially Completed within ten (10) days after Landlord receives Tenant’s termination notice, then this Second Amendment will continue in full force and effect. Any failure by Tenant to timely deliver such termination notice to Landlord on or before ten (10) days after the Suite 270 Expansion Space Termination Date will constitute a waiver of Tenant’s right to terminate this Second Amendment pursuant to this Section 2(a), and the Lease, as amended by this Second Amendment, will continue in full force and effect. The Suite 270 Expansion Space Termination Date will in all events be extended by reason of Tenant Delay or Force Majeure. Tenant’s rights under this Section 2(a) will be Tenant’s sole and exclusive rights and remedies against Landlord for any delay in achieving Substantial Completion of the Suite 270 Expansion Space Improvements. Tenant’s lease of the Suite 270 Expansion Space will in all events be coterminous with Tenant’s lease of the remainder of the Premises. All notices given pursuant to this Section 2(a) must be given in accordance with the notice requirements of the Lease.

(b) if Landlord is unable to tender possession of the Suite 280/290 Expansion Space to Tenant with the Suite 280/290 Expansion Space Improvements Substantially Completed on or before the Estimated Suite 280/290 Expansion Space Commencement Date for any reason, the Lease, as amended by this Second Amendment, shall remain in full force and effect (subject only to the following sentences of this Section 2(b)); provided, however, that if Landlord has not delivered the Suite 280/290 Expansion Space to Tenant with the Suite 280/290 Expansion Space Improvements Substantially Completed on or before May 1, 2012 (as such date may be extended pursuant to the following provisions of this Section 2(a)), then Tenant will be entitled to a day-for-day rent abatement on the Suite 280/290 Expansion Space for each day from and after such date until Landlord delivers possession of the Suite 280/290 Expansion Space to Tenant. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Suite 280/290 Expansion Space to Tenant with the Suite 280/290 Expansion Space Improvements Substantially Completed on or before June 30, 2012 (as such date may be extended pursuant to the following provisions of this Section 2(b)) then Tenant may terminate Tenant’s lease of the Suite 280/290 Expansion Space only (but the remainder of this Second Amendment will remain in full force and effect notwithstanding any such termination) by delivering written notice of termination to Landlord not later than July 10, 2012, time being of the essence. If Tenant timely delivers such notice of termination, then Tenant’s lease of the Suite 280/290 Expansion Space will terminate and the parties will have no further rights or obligations with respect to the Suite 280/290 Expansion Space (but the remainder of this Second Amendment and the Lease will remain in full force and effect notwithstanding any such termination), provided that if Landlord tenders possession of the Suite 280/290 Expansion Space to Tenant with the Suite 280/290 Expansion Space Improvements Substantially Completed within ten (10) days after Landlord receives Tenant’s termination notice, then this Tenant’s lease of the Suite 280/290 Expansion Space will continue in full force and effect. Any failure by Tenant to timely deliver

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such termination notice to Landlord on or before ten (10) days after the Suite 280/290 Expansion Space Termination Date will constitute a waiver of Tenant’s right to terminate Tenant’s lease of the Suite 280/290 Expansion Space, and the Lease, as amended by this Second Amendment (including Tenant’s lease of the Suite 280/290 Expansion Space), will continue in full force and effect. The Suite 280/290 Expansion Space Termination Date will in all events be extended by reason of Tenant Delay or Force Majeure. Tenant’s rights under this Section 2(b) will be Tenant’s sole and exclusive rights and remedies against Landlord for any delay in achieving Substantial Completion of the Suite 280/290 Expansion Space Improvements. Tenant’s lease of the Suite 280/290 Expansion Space will in all events be coterminous with Tenant’s lease of the remainder of the Premises. If Landlord is required to relocate another tenant in order to tender possession of the Suite 280/290 Expansion Space to Tenant, then Tenant will pay Landlord, within thirty (30) days of Landlord’s written request therefor, for Landlord’s estimated costs associated with such relocation. Promptly following such relocation, Landlord will deliver to Tenant a written statement detailing the actual costs to Landlord associated with such relocation, and within thirty (30) days of Tenant’s receipt of such statement, Landlord or Tenant, as applicable, shall pay to the other the amount of any overpayment or deficiency for such relocation such that Tenant ultimately pays Landlord’s actual costs associated with such relocation. All notices given pursuant to this Section 2(b) must be given in accordance with the notice requirements of the Lease.

3. The following provisions will be effective on the Suite 270 Expansion Space Commencement Date:

(a) The term “Premises”, as defined in the Lease, will be deemed to include, in addition to the space currently leased by Tenant from Landlord, the Suite 270 Expansion Space (which Premises, inclusive of the Suite 270 Expansion Space, will consist of approximately Forty-Eight Thousand Nine Hundred Twelve (48,912) rentable square feet of floor area), and all of the terms and provisions of the Lease, as specifically amended hereby, will be applicable to the entire Premises (including the Suite 270 Expansion Space).

(b) Commencing on the Suite 270 Expansion Space Commencement Date, the Base Rent schedule will be as follows:

Base Rent:	Months after Suite 270 Expansion Space Commencement Date	Annual Base Rent	Monthly Installments
	Suite 270 Expansion Space Commencement Date – 6/20/2012	$690,882.00	$57,573.50
	6/21/2012 - 3/20/2013	$1,149,432.00	$95,786.00
	3/21/2013 - 7/20/2014	$1,222,800.00	$101,900.00
	7/21/2014 - 2/20/2016	$1,271,712.00	$105,976.00

(c) Commencing on the Suite 270 Expansion Space Rent Commencement Date, the Tenant’s Share will be 16.50% (i.e., Sixteen and 50/100ths Percent).

(d) Section 17.2 of the Lease is hereby amended by increasing the number of unreserved parking spaces deleted in its entirety and is hereby replaced with the following text:

17.2 Parking: Commencing on the Suite 270 Expansion Space Commencement Date and continuing throughout the remainder of the first sixty-nine (69) months of the initial Term, Landlord licenses to Tenant Two Hundred Ninety-three (293) unreserved parking spaces, such parking spaces to be located in a portion of the Parking Facilities as designated from time to time by Landlord and provided to Tenant without

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charge until June 20, 2012. From and after June 20, 2012 and continuing throughout the remainder of the first sixty-nine (69) months of the initial Term, all such parking spaces will be provided to Tenant at a cost of $25.00 per month for each of the Two Hundred Ninety-three (293) unreserved parking spaces. From and after the expiration of the first sixty-nine (69) months of the initial Term, Landlord may change its parking charges at any time on not less than thirty (30) days prior notice to Tenant. Unless otherwise notified by Landlord, Tenant will pay all parking fees as Additional Rent at the same time, place and manner as Base Rent, but said parking may be paid separately by Tenant. Parking at the Project by Tenant is subject to the other provisions of this Lease, including without limitation, the Building Rules. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle at the Project. From time to time during the Term, Tenant may request the license of additional unreserved parking spaces, and in such event, provided the same are available, as determined by Landlord in Landlord’s sole and absolute discretion, Landlord will license same to Tenant on the same terms and conditions as are set forth above (provided, however, that any such additional unreserved parking spaces will be provided to Tenant at a cost of $25.00 per month for each such space if Tenant elects to license the same at any time during the first sixty-nine (69) months of the initial Term). Tenant hereby expressly acknowledges and agrees that the Parking Facilities may include surface parking adjacent to the Building in which the Premises is located if Landlord, in Landlord’s sole and absolute discretion, elects to construct such surface parking at any time during the Term.

(e) Exhibit A to the Lease is hereby deleted in its entirety and is hereby substituted with Exhibit A attached hereto and incorporated herein.

4. The following provisions will be effective on the Suite 280/290 Expansion Space Commencement Date:

(a) The term “Premises”, as defined in the Lease, will be deemed to include, in addition to the space currently leased by Tenant from Landlord and the Suite 270 Expansion Space, the Suite 280/290 Expansion Space (which Premises, inclusive of the Suite 280/290 Expansion Space, will consist of approximately Sixty-Two Thousand Ninety (62,090) rentable square feet of floor area), and all of the terms and provisions of the Lease, as specifically amended hereby, will be applicable to the entire Premises (including the Suite 280/290 Expansion Space).

(b) Commencing on the Suite 280/290 Expansion Space Commencement Date, the Base Rent schedule contained within the Basic Terms of the Lease will be as follows:

Base Rent:	Months after Suite 280/290 Expansion Space Commencement Date	Annual Base Rent	Monthly Installments
	Suite 280/290 Expansion Space Commencement Date – 6/20/2012	$877,021.25	$73,085.10
	6/21/2012 - 3/20/2013	$1,459,115.00	$121,592.92
	3/21/2013 - 7/20/2014	$1,552,250.00	$129,354.17
	7/21/2014 - 2/20/2016	$1,614,340.00	$134,528.33

(c) Commencing on the Suite 280/290 Expansion Space Rent Commencement Date, Tenant’s Share will be 20.95% (i.e., Twenty and 95/100ths Percent).

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(d) The number of unreserved parking spaces licensed to Tenant pursuant to Section 17.2 of the Lease (as amended by Section 3(d) of this Second Amendment) is increased to Three Hundred Seventy Three (373) unreserved parking spaces.

(e) Exhibit A to the Lease is hereby deleted in its entirety and is hereby substituted with Exhibit A-1 attached hereto and incorporated herein.

5. Landlord will cause to be constructed all of the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements in accordance with this Section 5 and any inapplicable or duplicative provision of Article 18 of the Lease (contained within the Tenant Improvement Rider (Exhibit C) to the Lease) shall be superseded hereby in connection with the construction of the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements:

(a) Landlord will cause to be constructed (using an architect, MEP engineers, general contractor and subcontractors selected by Landlord), at Landlord’s sole cost and expense (subject to the remaining provisions of this Section 5), (a) all improvements identified with specificity within, and in substantial accordance with, the Suite 270 Expansion Space Space Plan (as hereinafter defined) (the “Suite 270 Expansion Space Improvements”); and (b) all improvements identified with specificity within, and in substantial accordance with, the Suite 280/290 Expansion Space Space Plan (as hereinafter defined) (the “Suite 280/290 Expansion Space Improvements”). The parties intend that the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements set forth herein will be performed in a “turn key” fashion and the parties further agree that Landlord, at Landlord’s sole cost and expense, will pay for the reasonable costs associated with test-fit space plans for the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements, as well as the reasonable costs associated with working drawings, ADA retrofit and other reasonable code-related issues related to the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements using Landlord’s designated architect and engineers. The Suite 270 Expansion Space improvements and the Suite 280/290 Expansion Space Improvements will be designed as described in this Section 5. The Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements become the property of Landlord and a part of the Building immediately upon installation. For purposes of the construction of the Suite 270 Expansion Space Improvements or the Suite 280/290 Expansion Space Improvements, as applicable, under this Section 5, “Substantially Complete” and “Substantially Completed” means either (a) the date a certificate of occupancy (temporary or final) is issued for the applicable expansion space, or (b) if a certificate of occupancy is not required, the date Tenant is reasonably able to take occupancy of the applicable expansion space (as reasonably determined by Landlord); provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the applicable expansion space, “Substantial Completion” means the date that all of Landlord’s work which is necessary for either (a) or (b) to occur has been performed and Landlord has made the applicable expansion space available to Tenant for the performance of Tenant’s work therein.

(b) The parties acknowledge that a copy of the approved space plan for the Suite 270 Expansion Space Improvements (which contemplates a proposed build out of the Suite 270 Expansion Space substantially similar to the Tenant Improvements constructed by Landlord within the original Premises pursuant to the Tenant Improvement Rider to the Lease) is attached to this Second Amendment as Exhibit C (the “Suite 270 Expansion Space Space Plan”). The parties acknowledge that a copy of the approved space plan for the Suite 280/290 Expansion Space Improvements (which contemplates a proposed build out of the Suite 280/290 Expansion Space substantially similar to the Tenant Improvements constructed by Landlord within the original Premises pursuant to the Tenant Improvement Rider to the Lease) is attached to this Second Amendment as Exhibit C (the “Suite 280/290 Expansion Space Space Plan”).

(c) Landlord will prepare construction drawings and specifications for (i) the Suite 270 Expansion Space Improvements in substantial accordance with the Suite 270 Expansion Space Space Plan; and (ii) the Suite 280/290- Expansion Space Improvements in substantial accordance with

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the Suite 280/290 Expansion Space Space Plan. Tenant will not specify long lead time items that would delay Substantial Completion of the Suite 270 Expansion Space Improvements or the Suite 280/290 Expansion Space Improvements, as applicable.

(d) As part of the Suite 280/290 Expansion Space Improvements, Landlord, at Landlord’s sole cost, will expand the restrooms which are adjacent to Suite 280/290 pursuant to a mutually acceptable expansion plan.

(e) Tenant designates John Lieu as the representative of Tenant having authority to respond to construction issues relating to the Suite 270 Expansion Space and the Suite 280/290 Expansion Space and to bind Tenant by signing documents and all other notices regarding the Suite 270 Expansion Space Improvements and the Suite 280/290 Expansion Space Improvements. Tenant’s representative shall have the right to monitor Landlord’s progress in the construction of the Suite 270 Expansion Space and the Suite 280/290 Expansion Space from time to time so long as such monitoring does not interfere with Landlord’s construction activities.

(f) Within twenty (20) days after Substantial Completion of the Suite 270 Expansion Space Improvements, Landlord and Tenant will inspect the Suite 270 Expansion Space and develop a punch list of items therein (the “Suite 270 Expansion Space Punch List”). Landlord will complete (or repair, as the case may be) the items listed on the Suite 270 Expansion Space Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant does not inspect the Suite 270 Expansion Space with Landlord within the aforementioned twenty (20)-day period, Tenant is deemed to have accepted the Suite 270 Expansion Space as delivered.

(g) Within twenty (20) days after Substantial Completion of the Suite 280/290 Expansion Space Improvements, Landlord and Tenant will inspect the Suite 280/290 Expansion Space and develop a punch list of items therein (the “Suite 280/290 Expansion Space Punch List”). Landlord will complete (or repair, as the case may be) the items listed on the Suite 280/290 Expansion Space Punch List with commercially reasonable diligence and speed, subject to Tenant Delay and Force Majeure. If Tenant does not inspect the Suite 280/290 Expansion Space with Landlord within the aforementioned twenty (20)-day period, Tenant is deemed to have accepted the Suite 280/290 Expansion Space as delivered.

6. So long as no Event of Default then exists under this Lease, but subject to all rights granted prior to the execution date of this Second Amendment to any and all other tenants in the Building in and to that certain space containing approximately Twenty Five Thousand Three Hundred Seventy-Seven (25,377) rentable square feet located on the second floor of the Building and commonly referred to as Suite 265 therein (the “Suite 265 Option Space”), Tenant will have the right to be offered the option to expand the Premises to include the Suite 265 Option Space (in its entirety) upon the date on which the Suite 265 Option Space becomes available to Lease in accordance with the remaining provisions of this Section 6. Tenant acknowledges that another tenant of the Building currently occupies the Suite 265 Option Space and that the current occupant thereof may elect to exercise its prior rights to renew its lease with respect to the Suite 265 Option Space. If during the Term all prior rights that other tenants or occupants of the Project may have with respect to the Suite 265 Option Space have been cleared and the Suite 265 Option Space is available for lease, Landlord will provide notice of the availability of the Suite 265 Option Space for lease by Tenant. Landlord’s notice will contain all economic terms and conditions (the “Suite 265 Option Space Lease Terms and Conditions”) of Landlord’s proposed leasing of the Suite 265 Option Space to Tenant, including without limitation, Landlord’s proposed Fair Market Base Rent and additional rent for such space, the length of the term and tenant improvements to be constructed therein or otherwise contributed to the Suite 265 Option Space, and an estimated commencement date for Tenant’s leasing of the Suite 265 Option Space. Tenant must notify Landlord in writing within ten (10) Business Days of receiving Landlord’s notice (time being of the essence) whether Tenant desires to lease the Suite 265 Option Space from Landlord on the Suite 265 Option Space Lease Terms and Conditions. If Tenant notifies Landlord that Tenant does not desire to lease the Suite 265 Option Space, or if Tenant does not timely respond in writing to Landlord’s notice within such ten (10) Business Day period, then Tenant’s expansion option with the Suite 265 Option Space hereunder shall thereafter automatically

6

terminate and be of no further force or effect; provided, however, if Tenant rejects (or is deemed to have rejected) Landlord’s offer to lease the Suite 265 Option Space and Landlord thereafter desires to lease the Suite 265 Option Space to a third party for a base rental rate that is less than ninety percent (90%) of the base rental rate contained within the Suite 265 Option Space Lease Terms and Conditions, then Landlord will again offer to lease the Suite 265 Option Space to Tenant by way of a “Supplemental Offer” containing the reduced base rental rate offered to the third party and the remaining provisions of this Section 6 will govern the procedure for Tenant’s acceptance or rejection (or deemed rejection, as the case may be) of the Supplemental Offer, except that Tenant will have five (5) Business Days (as opposed to ten (10) Business Days) in which to provide Landlord with Tenant’s written acceptance the Supplemental Offer, time being of the essence with respect to such acceptance. If Tenant timely notifies Landlord in writing within such ten (10) Business Day period (or such five (5) Business Day period in the case of a Supplemental Offer) that Tenant desires to lease the Suite 265 Option Space on the Suite 265 Option Space Lease Terms and Conditions (or on the terms of the Supplemental Offer, if applicable), then the parties will, within ten (10) Business Days after Tenant’s notice to Landlord if Tenant accepts the Suite 265 Option Space Lease Terms and Conditions (or on the terms of the Supplemental Offer, if applicable), reasonably and in good faith negotiate the documentation (e.g., an amendment to the Lease or a new lease for the Suite 265 Option Space) for Tenant’s lease of the Suite 265 Option Space from Landlord. Such documentation will incorporate the Suite 265 Option Space Lease Terms and Conditions (or on the terms of the Supplemental Offer, if applicable) and will be in form and substance reasonably satisfactory to Landlord and Tenant. If Landlord and Tenant fail to timely execute such documentation, however, Tenant will nevertheless be obligated to lease the Suite 265 Option Space on the Suite 265 Option Space Lease Terms and Conditions (or on the terms of the Supplemental Offer, if applicable) once Tenant has exercised its expansion option in the manner provided in this Section 6.

7. In addition to depicting the general location of the Suite 270 Expansion Space and the Suite 280/290 Expansion Space on the second floor of the Building, as contemplated under Section 2 above, Exhibit B to this Second Amendment also depicts the general location of the Suite 265 Option Space.

8. Tenant’s expansion rights granted in Section 5 of the First Amendment are hereby deleted in their entirety and are of no further force or effect.

9. At any time during the initial term, Tenant may request by written notice to Landlord that Landlord identify any space on the entire second (2nd) floor of the Building available for lease by Tenant. Provided that no Event of Default exists under the Lease at the time of such request, within fifteen (15) Business Days after Landlord’s receipt of any such request, Landlord will provide Tenant with written notice identifying any such space, it being acknowledged and agreed to by Tenant that any such space will not be available for lease by Tenant if, in Landlord’s reasonable judgment, one (1) or more other Building tenants have rights to any portion of any such available space granted prior to the execution date of this Second Amendment and such rights remain active and uncleared. If Tenant desires to lease any such available space from Landlord, then Tenant will notify Landlord in writing of Tenant’s desire to lease any such available space from Landlord, and Landlord and Tenant will thereafter negotiate in good faith for Tenant’s leasing of any such space on terms, covenants and conditions mutually agreeable to Landlord and Tenant. If the parties do not mutually agree upon the terms, covenants and conditions of the leasing of any such available space within thirty (30) days following Landlord’s receipt of Tenant’s notice electing to lease such available space from Landlord, then Landlord may freely lease any such space without restrictions of any kind.

10. Section 17.5 of the Lease is hereby deleted in its entirety and is of no further force or effect.

11. Notwithstanding anything to the contrary in Section 3.4 of the Lease, in addition to the Early Termination Payment due concurrently with the delivery of Tenant’s early termination notice to Landlord (which Early Termination Payment will be calculated as provided in Section 3.4 of the Lease based on and including all of the space leased by Tenant pursuant to the original Lease and all amendments (including, without limitation, the Suite 270 Expansion

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Space, the Suite 280/290 Expansion Space and, if leased by Tenant, the Suite 265 Option Space)), Tenant will also pay to Landlord, concurrently with the delivery of Tenant’s early termination notice to Landlord, a “Balance of Base Rent Fee,” which shall be an amount equal to Six Hundred Thousand and No/100ths Dollars ($600,000.00) as of May 1, 2014. The Balance of Base Rent Fee will decrease by the amount of Twenty-Six Thousand Eighty Six and 96/100ths Dollars ($26,086.96) on the first day of each month after May 1, 2014, such that the Balance of Base Rent Fee will be reduced to the minimum amount of Three Hundred Thirty Nine Thousand One Hundred Thirty and 43/100ths Dollars ($339,130.43) on March 1, 2015 (after which date no further reduction will be applicable because of the notice and payment requirements of Section 3.4). Tenant’s early termination right set forth in Section 3.4 shall automatically terminate and be of no further force or effect if either (i) Tenants fails to timely pay the Early Termination Fee or the Balance of Base Rent Fee, or (ii) Tenant fails to timely deliver written notice of its early termination right at least twelve (12) months prior to the expiration of the initial Term.

12. Tenant represents that Tenant has dealt with no brokers in connection with this Second Amendment other than CB Richard Ellis, Inc. (the “Broker”) and that, insofar as Tenant knows, no other broker negotiated or participated in negotiations of this Second Amendment or is entitled to any commission in connection herewith. Landlord and Tenant agree that no broker (other than the Broker) shall be entitled to any commission in connection with the expansion of the Premises pursuant to this Second Amendment. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Tenant in connection herewith other than the Broker. Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims of brokers, finders or any like third party claiming any right to commission or compensation by or through acts of Landlord in connection herewith including the Broker. Landlord shall pay the fee or commission of the Broker arising out of the transaction contemplated by this Second Amendment in accordance with Landlord’s separate written agreement with the Broker.

13. Except as otherwise expressly modified in this Second Amendment, the terms and conditions of the Lease are and shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of the Lease and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall govern and control.

14. This Second Amendment may be executed in any number of counterparts, all of which together shall be deemed to constitute one instrument, and each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the day and year first above written.

TENANT:		LANDLORD:

YELP! INC., a Delaware corporation		JEMB SCOTTSDALE LLC, a Delaware limited liability company

By	/s/ Vlado Herman	By:	Scottsdale Holding, Inc., a Delaware corporation
Name:	Vlado Herman		Its Managing Member
Title:	CFO

		By	/s/ Joseph Jerome
		Name:	Joseph Jerome
		Title:	Authorized Signatory

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EXHIBIT A

FLOOR PLAN OF PREMISES (WITH THE SUITE 270 EXPANSION SPACE)

PREMISES
SUITE 270
EXPANSION SPACE
FLOOR PLAN
N.T.S.
NORTH
PINNACLE
DESIGN, INC
1048 North 44th Street Suite 200 Phoenix, AZ 85008
Ofc: (602) 952-8585 Fax: 952-8686
GALLERIA CORPORATE CENTRE
4343 N. SCOTTSDALE ROAD SCOTTSDALE, AZ 85251
SUITES 220 AND 270
938.00
8-9-11

EXHIBIT A
(page 1 of 1)

EXHIBIT A-1
FLOOR PLAN OF PREMISES (WITH THE SUITE 280/290 EXPANSION SPACE)

PREMISES
SUITE 280/290
EXPANSION SPACE
FLOOR PLAN
NORTH

PINNACLE DESIGN, INC
1048 North 44th Street Suite 200 Phoenix, AZ 85008 Ofc: (602) 952-8585 Fax: 952-8686

GALLERIA CORPORATE CENTRE
4343 N. SCOTTSDALE ROAD SCOTTSDALE, AZ 85251
SUITES 220, 270, 280, 290
938.00
8-9-11

EXHIBIT A-1
(page 1 of 1)

EXHIBIT "B"
FLOOR PLAN OF SUITE 270 EXPANSION SPACE, FLOOR PLAN OF SUITE 280/290 EXPANSION SPACE, AND FLOOR PLAN SUITE 265 OPTION SPACE

Floor Plan Suite 265 Option Space
Floor Plan Suite 270 Expansion Space
Floor Plan Suite 280/290 Expansion Space

FLOOR PLAN

N.T.S.
NORTH

GALLERIA CORPORATE CENTRE
4343 N. SCOTTSDALE ROAD SCOTTSDALE, AZ 85251
SUITES 265, 270, 280, 290
938.00
8-4-11

PINNACLE DESIGN, INC
1048 North 44th Street Suite 200 Phoenix, AZ 85008 Ofc: (602) 952-8585 Fax: 952-8686

EXHIBIT B
(Page 1 of 1)

EXHIBIT "C"
SUITE 270 EXPANSION SPACE SPACE PLAN AND SUITE
280/290 EXPANSION SPACE SPACE PLAN

DN
UP
FEC2
PARTIAL
SECOND FLOOR PLAN
1
NORTH
SUITE 270 EXPANSION
SPACE SPACE PLAN

EXHIBIT C
(Page 1 of 2)

EXHIBIT "C"
SUITE 270 EXPANSION SPACE SPACE PLAN AND SUITE 280/290 EXPANSION SPACE SPACE PLAN

Not part of Premises or Expansion Spaces.
Not part of Premises or Expansion Spaces.
1
PARTIAL SECOND FLOOR PLAN
NORTH

SUITE 280/ 290 EXPANSION SPACE SPACE PLAN

EXHIBIT C
(Page 2 of 2)